Exhibit 3.1

THE COMPANIES LAW (AS AMENDED)

COMPANY LIMITED BY SHARES

FIFTH AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

FULL TRUCK ALLIANCE CO. LTD.

(As adopted by special resolutions dated November 10, 2020)

1.	The name of the Company is Full Truck Alliance Co. Ltd.

2.	The Registered Office shall be at the offices of Vistra (Cayman) Limited, P. O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1 – 1205, Cayman Islands.

3.

Subject to the following provisions of this Memorandum, the objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by law.

4.

Subject to the following provisions of this Memorandum, the Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by Section 27(2) of The Companies Law.

5.	Nothing in this Memorandum shall permit the Company to carry on a business for which a licence is required under the laws of the Cayman Islands unless duly licensed.

6.

If the Company is an exempted company, it shall not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this clause shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

7.	The liability of each member is limited to the amount from time to time unpaid on such member’s shares.

8.

The authorised share capital of the Company is US$500,000 divided into 50,000,000,000 shares of par value of US$ 0.00001 each, of which (i) 33,562,015,467 shares are designated as Class A Ordinary Shares (the “Class A Ordinary Shares”), and 963,610,653 shares are designated as Class B Ordinary Shares (the “Class B Ordinary Shares”); (ii) 1,139,355,179 shares are designated as Series A-1 Preferred Shares (the “Series A-1 Preferred Shares”); (iii) 214,928,417 shares are designated as Series A-2 Preferred Shares (the “Series A-2 Preferred Shares”);(iv) 376,124,693 shares are designated as Series A-3 Preferred Shares (the “Series A-3 Preferred Shares”); (v) 1,431,243,120 shares are designated as Series A-4 Preferred Shares (the “Series A-4 Preferred Shares”); (vi) 736,177,535 shares are designated as Series A-5 Preferred Shares (the “Series A-5 Preferred Shares”); (vii) 397,653,060 shares are designated as Series A-6 Preferred Shares (the “Series A-6 Preferred Shares”); (viii) 695,016,200 shares are designated as Series A-7 Preferred Shares (the “Series A-7 Preferred Shares”); (ix) 392,106,200 shares are designated as Series A-8 Preferred Shares (the “Series A-8 Preferred Shares”); (x) 303,819,062 shares are designated as Series A-9 Preferred Shares (the “Series A-9 Preferred Shares”); (xi) 275,746,785 shares are designated as Series A-10 Preferred Shares (the “Series A-10 Preferred Shares”); (xii) 249,759,201 shares are designated as Series A-11 Preferred Shares (the “Series A-11 Preferred Shares”); (xiii) 429,972,942 shares are designated as Series A-12 Preferred Shares (the “Series A-12 Preferred Shares”); (xiv) 373,889,515 shares are designated as Series A-13 Preferred Shares (the “Series A-13 Preferred Shares”); (xv) 311,574,595 shares are designated as Series A-14 Preferred Shares (the “Series A-14 Preferred Shares”); (xvi) 5,204,626,301 shares are designated as Series A-15 Preferred Shares (the “Series A-15 Preferred Shares”); and 2,942,381,075 shares are designated as Series A-16 Preferred Shares (the “Series A-16 Preferred Shares”); provided always that subject to the Companies Law and the Articles of Association the Company shall have power to redeem or purchase any of its shares and to sub-divide or consolidate the said shares or any of them and to issue all or any part of its capital whether original, redeemed, increased or reduced with or without any preference, priority, special privilege or other rights or subject to any postponement of rights or to any conditions or restrictions whatsoever and so that unless the conditions of issue shall otherwise expressly provide every issue of shares whether stated to be ordinary, preference or otherwise shall be subject to the powers on the part of the Company hereinbefore provided.

THE COMPANIES LAW (AS AMENDED)

COMPANY LIMITED BY SHARES

FIFTH AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

FULL TRUCK ALLIANCE CO. LTD.

(As adopted by special resolutions dated November 10, 2020)

INTERPRETATION

1	In these Articles Table A in the First Schedule to the Statute does not apply and, unless there is something in the subject or context inconsistent therewith:

“Articles”	means these articles of association of the Company (including the Schedule A), as amended from time to time by Special Resolution.

“Auditor”	means the person for the time being performing the duties of auditor of the Company (if any).

“Charge”	any charge, mortgage or other security interest.

“Charged Shares”	has the meaning given to it in Article 44A of the Articles.

“Chargee”	the person to whom a Charge has been granted or any nominee of that person.

“Company”	means the above-named company.

“Directors”	means the directors for the time being of the Company.

“Memorandum”	means the memorandum of association of the Company, as amended from time to time by Special Resolution.

“Ordinary Resolution”	means a resolution passed by a simple majority of the votes (calculated on an as-converted basis) cast by, or on behalf of, the Shareholders entitled to vote in person or, where proxies are allowed, by proxy at a duly constituted general meeting of the Company or a written resolution signed by holders of a simple majority of the voting power of the outstanding Shares of the Company.

“Person”	shall be construed as broadly as possible and shall include an individual, a partnership (including a limited liability partnership), a company, an association, a joint stock company, a limited liability company, a trust, a joint venture, a legal person, an unincorporated organization and a governmental authority.

“Secretary”	means any person appointed by the Directors to perform any of the duties of the secretary of the Company and including any assistant secretary.

“Schedule A”	means the Schedule A attached to these Articles constituting as an integral part hereof.

“Seal”	means the common seal of the Company and includes every duplicate seal.

“Shareholder”	means any individual or entity holding Shares in the Company.

“Shareholders’ Agreement”	means the shareholders’ agreement to be entered, in respect of the Company by and among the Shareholders and certain other parties thereto, in substantially the form as approved in the extraordinary general meetings on November 10, 2020, as may be amended from time to time.

“Share” and “Shares”	means a share or shares in the Company and includes a fraction of a share.

“Special Resolution”	has the same meaning as in the Statute, and includes a unanimous written resolution.

“Statute”	means the Companies Law (2020 Revision) of the Cayman Islands and every statutory modification or re-enactment thereof for the time being in effect.

2	In the Articles:

2.1	words importing the singular number include the plural number and vice versa;

2.2	words importing the masculine gender include the feminine gender;

2.3	words importing persons include corporations;

2.4	“written” and “in writing” include all modes of representing or reproducing words in visible form, including in the form of an electronic record;

2.5	references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced from time to time;

2.6

any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

2.7	headings are inserted for reference only and shall be ignored in construing these Articles;

2.8	in these Articles Sections 8 and 19 of the Electronic Transactions Law (2003 Revision) shall not apply; and

2.9

in calculations of share numbers, (a) references to a “fully-diluted basis” mean that the calculation is to be made on the assumption that all shares of the Company then capable of being issued on the exercise of all conversion rights, option, warrants and other contractual rights have been issued, irrespective of whether or not such rights are then exercisable, which determination shall take into account the ESOP Shares, and all classes of shares of the Company are deemed to be converted into Class A Ordinary Shares and (b) references to an “as-converted basis” mean that the calculation is to be made assuming that all Preferred Shares and Class B Ordinary Shares in issue have been converted into Class A Ordinary Shares. All calculations shall be deemed to be on a fully-diluted basis unless otherwise specified. Any share number or per share amount referred to in these Articles shall be appropriately adjusted to take into account any bonus share issue, share subdivision, share combination, share split, recapitalization, reclassification or similar event affecting the Class A Ordinary Shares after the date of the Shareholders’ Agreement. Any reference to or calculation of shares in issue shall exclude treasury shares. In calculation of voting power, references to a “voting power” mean the vote(s) of each Share as calculated pursuant to Section 6.1(ii) of the Schedule A.

PRIORITY OF THE PROVISIONS SET OUT IN THE SCHEDULE

3

All provisions set out in the main body of these Articles shall be read in conjunction with and shall be subject to the terms set out in the Schedule A, which provide further details on the rights of holders of preferred shares. In the event of any difference between the provisions set out in the main body of these Articles and the provisions set out in the Schedule A, the provisions set out in the Schedule A shall prevail.

COMMENCEMENT OF BUSINESS

4	The business of the Company may be commenced as soon after incorporation as the Directors shall see fit.

5	The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company, including the expenses of registration.

ISSUE OF SHARES

6

Subject to the other provisions in the Memorandum and these Articles (including Schedule A) (and to any direction that may be given by the Company in general meeting) and without prejudice to any rights attached to any existing Shares, the Directors may allot, issue, grant options over or otherwise dispose of Shares (including fractions of a Share) with or without preferred, deferred or other rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper.

7	The Company shall not issue Shares to bearer.

REGISTER OF SHAREHOLDERS

8	The Company shall maintain or cause to be maintained the register of members in accordance with the Statute.

CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

9

For the purpose of determining Shareholders entitled to notice of, or to vote at any meeting of Shareholders or any adjournment thereof, or Shareholders entitled to receive payment of any dividend, or in order to make a determination of Shareholders for any other purpose, the Directors may provide that the register of members shall be closed for transfers for a stated period which shall not in any case exceed forty days. If the register of members shall be closed for the purpose of determining Shareholders entitled to notice of, or to vote at, a meeting of Shareholders the register of members shall be closed for at least ten days immediately preceding the meeting.

10

In lieu of, or apart from, closing the register of members, the Directors may fix in advance or arrears a date as the record date for any such determination of Shareholders entitled to notice of, or to vote at any meeting of the Shareholders or any adjournment thereof, or for the purpose of determining the Shareholders entitled to receive payment of any dividend or in order to make a determination of Shareholders for any other purpose.

11

If the register of members is not so closed and no record date is fixed for the determination of Shareholders entitled to notice of, or to vote at, a meeting of Shareholders or Shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is sent or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of Shareholders entitled to vote at any meeting of Shareholders has been made as provided in this Article, such determination shall apply to any adjournment thereof.

CERTIFICATES FOR SHARES

12

A Shareholder shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Share certificates representing Shares, if any, shall be in such form as the Directors may determine. Share certificates shall be signed by one or more Directors or other person authorised by the Directors. The Directors may authorise certificates to be issued with the authorised signature(s) affixed by mechanical process. All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate. All certificates surrendered to the Company for transfer shall be cancelled and subject to these Articles no new certificate shall be issued until the former certificate representing a like number of relevant Shares shall have been surrendered and cancelled.

13

The Company shall not be bound to issue more than one certificate for Shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

14

If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred by the Company in investigating evidence, as the Directors may prescribe, and (in the case of defacement or wearing out) upon delivery of the old certificate.

REDEMPTION AND REPURCHASE OF SHARES

15

Subject to the Statute and the other provisions in the Memorandum and these Articles (including Schedule A), the Company may issue Shares that are to be redeemed or are liable to be redeemed at the option of the Shareholder or the Company. The redemption of such Shares shall be effected in such manner and on the terms as the Company may determine before the issue of the Shares or as set forth in the Articles.

16	Subject to the Statute and other provisions in the Memorandum and these Articles, the Company may purchase its own Shares (including any redeemable Shares).

17	The Company may make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Statute, including out of capital.

VARIATION OF RIGHTS OF SHARES

18

The provisions of these Articles relating to general meetings shall apply to every class meeting of the holders of one class of Shares except that the necessary quorum shall be one person holding or representing by proxy at least one half of the issued Shares of the class and that any holder of Shares of the class present in person or by proxy may demand a poll.

19

Subject to Schedule A, the rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall not in any event be deemed to be varied by (i) the creation or issue of further Shares ranking pari passu therewith or in priority thereto, (ii) the redemption or purchase of shares of any class or series by the Company, or (iii) the change to the director appointment rights of any shareholder of the Company.

COMMISSION ON SALE OF SHARES

20

The Company may, in so far as the Statute permits, pay a commission to any person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any Shares of the Company. Such commissions may be satisfied by the payment of cash and/or the issue of fully or partly paid-up Shares. The Company may also on any issue of Shares pay such brokerage as may be lawful.

NON RECOGNITION OF TRUSTS

21

The Company shall not be bound by or compelled to recognise in any way (even when notified) any equitable, contingent, future or partial interest in any Share, or (except only as is otherwise provided by these Articles or the Statute) any other rights in respect of any Share other than an absolute right to the entirety thereof in the registered holder.

LIEN ON SHARES

22

The Company shall have a first and paramount lien on all Shares (whether fully paid-up or not) registered in the name of a Shareholder (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Shareholder or his estate, either alone or jointly with any other person, whether a Shareholder or not, but the Directors may at any time declare any Share to be wholly or in part exempt from the provisions of this Article. The registration of a transfer of any such Share shall operate as a waiver of the Company’s lien thereon. The Company’s lien on a Share shall also extend to any amount payable in respect of that Share.

23

The Company may sell, in such manner as the Directors think fit, any Shares on which the Company has a lien, if a sum in respect of which the lien exists is presently payable, and is not paid within fourteen clear days after notice has been given to the holder of the Shares, or to the person entitled to it in consequence of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the Shares may be sold.

24

To give effect to any such sale the Directors may authorise any person to execute an instrument of transfer of the Shares sold to, or in accordance with the directions of, the purchaser. The purchaser or his nominee shall be registered as the holder of the Shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the sale or the exercise of the Company’s power of sale under these Articles.

25

The net proceeds of such sale after payment of costs, shall be applied in payment of such part of the amount in respect of which the lien exists as is presently payable and any residue shall (subject to a like lien for sums not presently payable as existed upon the Shares before the sale) be paid to the person entitled to the Shares at the date of the sale.

CALL ON SHARES

26

Subject to the terms of the allotment the Directors may from time to time make calls upon the Shareholders in respect of any monies unpaid on their Shares (whether in respect of par value or premium), and each Shareholder shall (subject to receiving at least fourteen days notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on the Shares. A call may be revoked or postponed as the Directors may determine. A call may be required to be paid by instalments. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the Shares in respect of which the call was made.

27	A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

28	The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

29

If a call remains unpaid after it has become due and payable, the person from whom it is due shall pay interest on the amount unpaid from the day it became due and payable until it is paid at such rate as the Directors may determine, but the Directors may waive payment of the interest wholly or in part.

30

An amount payable in respect of a Share on allotment or at any fixed date, whether on account of the par value of the Share or premium or otherwise, shall be deemed to be a call and if it is not paid all the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call.

31	The Directors may issue Shares with different terms as to the amount and times of payment of calls, or the interest to be paid.

32

The Directors may, if they think fit, receive an amount from any Shareholder willing to advance all or any part of the monies uncalled and unpaid upon any Shares held by him, and may (until the amount would otherwise become payable) pay interest at such rate as may be agreed upon between the Directors and the Shareholder paying such amount in advance.

33

No such amount paid in advance of calls shall entitle the Shareholder paying such amount to any portion of a dividend declared in respect of any period prior to the date upon which such amount would, but for such payment, become payable.

FORFEITURE OF SHARES

34

If a call remains unpaid after it has become due and payable the Directors may give to the person from whom it is due not less than fourteen clear days notice requiring payment of the amount unpaid together with any interest, which may have accrued. The notice shall specify where payment is to be made and shall state that if the notice is not complied with the Shares in respect of which the call was made will be liable to be forfeited.

35

If the notice is not complied with any Share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Directors. Such forfeiture shall include all dividends or other monies declared payable in respect of the forfeited Share and not paid before the forfeiture.

36

A forfeited Share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Directors think fit. Where for the purposes of its disposal a forfeited Share is to be transferred to any person the Directors may authorise some person to execute an instrument of transfer of the Share in favour of that person.

37

A person any of whose Shares have been forfeited shall cease to be a Shareholder in respect of them and shall surrender to the Company for cancellation the certificate for the Shares forfeited and shall remain liable to pay to the Company all monies which at the date of forfeiture were payable by him to the Company in respect of those Shares together with interest at such rate as may be agreed upon between such person and the Company, but his liability shall cease if and when the Company shall have received payment in full of all monies due and payable by him in respect of those Shares.

38

A certificate in writing under the hand of one Director or officer of the Company that a Share has been forfeited on a specified date shall be conclusive evidence of the fact as against all persons claiming to be entitled to the Share. The certificate shall (subject to the execution of an instrument of transfer) constitute a good title to the Share and the person to whom the Share is disposed of shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share.

39

The provisions of these Articles as to forfeiture shall apply in the case of non payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the par value of the Share or by way of premium as if it had been payable by virtue of a call duly made and notified.

TRANSFER AND TRANSMISSION OF SHARES

40

The instrument of transfer of any Share shall be in writing and shall be executed by or on behalf of the transferor (and if the Directors so require, signed by the transferee). The transferor shall be deemed to remain the holder of a Share until the name of the transferee is entered in the register of members. The Directors may decline to register any transfer of Shares if such transfer of Shares does not comply with the terms of any agreement between the Company and such transferring Shareholder.

41

If a Shareholder dies the survivor or survivors where he was a joint holder, and his legal personal representatives where he was a sole holder, shall be the only persons recognised by the Company as having any title to his interest. The estate of a deceased Shareholder is not thereby released from any liability in respect of any Share, which had been jointly held by him.

42

Any person becoming entitled to a Share in consequence of the death or bankruptcy or liquidation or dissolution of a Shareholder (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Directors, elect either to become the holder of the Share or to have some person nominated by him as the transferee. If he elects to become the holder, he shall give notice to the Company to that effect, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by that Shareholder before his death or bankruptcy, as the case may be.

43	If the person so becoming entitled shall elect to be registered himself as holder he shall deliver or send to the Company a notice in writing signed by him stating that he so elects.

44

A person becoming entitled to a Share by reason of the death or bankruptcy or liquidation or dissolution of the holder (or in any other case than by transfer) shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the Share. However, he shall not, before being registered as a Shareholder in respect of the Share, be entitled in respect of it to exercise any right conferred by ownership in relation to meetings of the Company and the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the Share. If the notice is not complied with within ninety days of being received or deemed to be received as determined pursuant to the Articles, the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

REGISTERED OFFICE

45	Subject to the Statute, the Company may by resolution of the Directors change the location of its registered office.

GENERAL MEETINGS

46	All general meetings other than annual general meetings shall be called extraordinary general meetings.

47

The Company shall, if required by the Statute, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it. The annual general meeting shall be held at such time and place as the Directors shall appoint and if no other time and place is prescribed by them, it shall be held at the registered office on the second Wednesday in December of each year at ten o’clock in the morning. At these meetings the report of the Directors (if any) shall be presented.

48	The Company may hold an annual general meeting, but shall not (unless required by Statute) be obliged to hold an annual general meeting.

49	The Directors may call general meetings, and they shall on a Shareholders requisition forthwith proceed to convene an extraordinary general meeting of the Company.

50

A Shareholders requisition is a requisition of Shareholders of the Company holding at the date of deposit of the requisition not less than ten percent of the outstanding capital of the Company which as at that date carries the right of voting at general meetings of the Company.

51

The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the registered office, and may consist of several documents in like form each signed by one or more requisitionists.

52

If the Directors do not within twenty-one days from the date of the deposit of the requisition duly proceed to convene a general meeting to be held within a further twenty-one days, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three months after the expiration of the said twenty-one days.

53	A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

NOTICE OF GENERAL MEETINGS

54

Written notice shall be given not less than ten (10) days nor more than sixty (60) days before the date of any general meeting. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company, provided that a general meeting of the Company shall, whether or not the notice specified in this regulation has been given and whether or not the provisions of the Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

54.1	in the case of an annual general meeting, by all the Shareholders (or their proxies) entitled to attend and vote thereat; and

54.2

in the case of an extraordinary general meeting, by a majority in number of the Shareholders (or their proxies) having a right to attend and vote at the meeting, being a majority together holding not less than eighty five percent of the outstanding Shares giving that right.

55

The accidental omission to give notice of a general meeting to, or the non receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings of that meeting.

PROCEEDINGS AT GENERAL MEETINGS

56

No business shall be transacted at any general meeting unless a quorum is present. Unless otherwise provided by law or the Articles, two-thirds of the Ordinary Shares and sixty percent (60%) of preferred shares, present in person or represented by proxy, shall constitute a quorum at a meeting of Shareholders.

57

A person may participate at a general meeting by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other. Participation by a person in a general meeting in this manner is treated as presence in person at that meeting.

58

A resolution in writing (in one or more counterparts) signed (i) in case of a Special Resolution, by all Shareholders for the time being entitled to receive notice of and to attend and vote at general meetings (or, being corporations, signed by their duly authorised representatives); or (ii) in case of an Ordinary Resolution, by holders of a simple majority of the voting power of the outstanding Shares of the Company, shall be as valid and effective as if the resolution had been passed at a general meeting of the Company duly convened and held.

59

If a quorum is not present within half an hour from the time appointed for the meeting or if during such a meeting a quorum ceases to be present, the meeting, if convened upon the requisition of Shareholders, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and place or to such other day, time or such other place as the Directors may determine with notice of such meeting delivered to all Shareholders at least three (3) Business Days prior to the adjourned meeting (the “Adjourned General Meeting”) in accordance with the notice procedures hereunder and, if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the Shareholders present shall be a quorum.

60

The chairman, if any, of the board of Directors shall preside as chairman at every general meeting of the Company, or if there is no such chairman, or if he shall not be present within fifteen minutes after the time appointed for the holding of the meeting, or is unwilling to act, the Directors present shall elect one of their number to be chairman of the meeting.

61

If no Director is willing to act as chairman or if no Director is present within fifteen minutes after the time appointed for holding the meeting, the Shareholders present shall choose one of their number to be chairman of the meeting.

62

The chairman may, with the consent of a meeting at which a quorum is present, (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a general meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Otherwise it shall not be necessary to give any such notice.

63

A resolution put to the vote of the meeting shall be decided on a show of hands unless before, or on the declaration of the result of, the show of hands, the chairman demands a poll, or any other Shareholder or Shareholders collectively present in person or by proxy and holding at least ten percent of the outstanding Shares giving a right to attend and vote at the meeting demand a poll.

64

Unless a poll is duly demanded a declaration by the chairman that a resolution has been carried or carried unanimously, or by a particular majority, or lost or not carried by a particular majority, an entry to that effect in the minutes of the proceedings of the meeting shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

65	The demand for a poll may be withdrawn.

66

Except on a poll demanded on the election of a chairman or on a question of adjournment, a poll shall be taken as the chairman directs, and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded.

67

A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chairman of the general meeting directs, and any business other than that upon which a poll has been demanded or is contingent thereon may proceed pending the taking of the poll.

68	Intentionally Deleted.

VOTES OF SHAREHOLDERS

69

Subject to Schedule A and any rights or restrictions attached to any Shares, on a show of hands every Shareholder who (being an individual) is present in person or by proxy or, if a corporation or other non-natural person is present by its duly authorised representative or proxy, every Shareholder shall have one vote for every Share of which he is the holder.

70

In the case of joint holders of record the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and seniority shall be determined by the order in which the names of the holders stand in the register of members.

71

A Shareholder of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonis, or other person on such Shareholder’s behalf appointed by that court, and any such committee, receiver, curator bonis or other person may vote by proxy.

72

No person shall be entitled to vote at any general meeting or at any separate meeting of the holders of a class of Shares unless he is registered as a Shareholder on the record date for such meeting nor unless all calls or other monies then payable by him in respect of Shares have been paid.

73

No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at the meeting shall be valid. Any objection made in due time shall be referred to the chairman whose decision shall be final and conclusive.

74

On a poll or on a show of hands votes may be cast either personally or by proxy. A Shareholder may appoint more than one proxy or the same proxy under one or more instruments to attend and vote at a meeting. Where a Shareholder appoints more than one proxy the instrument of proxy shall state which proxy is entitled to vote on a show of hands.

75

A Shareholder holding more than one Share need not cast the votes in respect of his Shares in the same way on any resolution and therefore may vote a Share or some or all such Shares either for or against a resolution and/or abstain from voting a Share or some or all of the Shares and, subject to the terms of the instrument appointing him, a proxy appointed under one or more instruments may vote a Share or some or all of the Shares in respect of which he is appointed either for or against a resolution and/or abstain from voting.

PROXIES

76

The instrument appointing a proxy shall be in writing, be executed under the hand of the appointor or of his attorney duly authorised in writing, or, if the appointor is a corporation under the hand of an officer or attorney duly authorised for that purpose. A proxy need not be a Shareholder of the Company.

77

The instrument appointing a proxy shall be deposited at the Office or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting or, if the meeting is adjourned, the time for holding such adjourned meeting.

78

The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

79

Votes given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the Share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer was received by the Company at the registered office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

79A

Where a Shareholder (the “Relevant Shareholder”) appoints a proxy by an instrument in writing and the appointment is expressed to be irrevocable and is given to secure a proprietary interest of, or the performance of an obligation owed by the Relevant Shareholder to, the proxy:

(a) the instrument of proxy may not be revoked by the Relevant Shareholder without the prior written consent of the proxy while the proprietary interest exists or the obligation has not been discharged in full;

(b) the instrument of proxy will not be revoked by the Relevant Shareholder attending any meeting of Shareholder, and if the Relevant Shareholder does attend a meeting of Shareholder, the Relevant Shareholder may not exercise the voting rights attaching to the shares to which the instrument of proxy relates;

(c) only the relevant proxy may cast the vote of the Shareholder represented by such instrument of proxy (whether at a meeting (whether by way of poll or on a show of hands) or by way of signing a written resolution of the Shareholders); and

(c) a written notice from the proxy that a proprietary interest exists or an obligation has not been discharged in full will (in the absence of fraud) be conclusive evidence of that fact.

CORPORATE SHAREHOLDERS

80

Any corporation or other non-natural person which is a Shareholder may in accordance with its constitutional documents, or in the absence of such provision by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Shareholders, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Shareholder.

SHARES THAT MAY NOT BE VOTED

81

Shares in the Company that are beneficially owned by the Company shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding Shares at any given time.

DIRECTORS

82

Except as otherwise provided herein or by Schedule A, the number of Directors of the Company shall be determined from time to time by the Shareholders at a general or extraordinary meeting or by written consent.    Each Director shall hold office until such Director’s successor is elected and qualified or until such Director’s earlier resignation or removal. Any Director may resign at any time upon written notice to the Company.

POWERS OF DIRECTORS

83

Subject to the Statute and the other provisions in the Memorandum and these Articles and to any directions given by Special Resolution, the business of the Company shall be managed by the Directors who may exercise all the powers of the Company. No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. A duly convened meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

84

All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall determine by resolution.

85

The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

86

The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture stock, mortgages, bonds and other such securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

APPOINTMENT AND REMOVAL OF DIRECTORS

87

Except as otherwise provided in Schedule A, Directors shall be appointed by the Shareholders at a general or extraordinary meeting or by written consent. Appointments or elections of Directors need not be by written ballot.

88

Except as otherwise provided herein, vacancies in the Board of Directors may be filled by an appointment either at a general or extraordinary meeting of the Shareholders called for that purpose or by written consent of the Shareholders. Any Directors appointed by the Shareholders to fill a vacancy shall hold office for the balance of the term for which he or she was appointed.

VACATION OF OFFICE OF DIRECTOR

89	Subject to the other provisions in the Memorandum and these Articles (including Schedule A), the office of a Director shall be vacated if:

89.1	he gives notice in writing to the Company that he resigns the office of Director; or

89.2

if he absents himself (without being represented by proxy or an alternate Director appointed by him) from three consecutive meetings of the Board of Directors without special leave of absence from the Directors, and they pass a resolution that he has by reason of such absence vacated office; or

89.3	if he dies, becomes bankrupt or makes any arrangement or composition with his creditors generally; or

89.4	if he is found to be or becomes of unsound mind.

PROCEEDINGS OF DIRECTORS

90

Subject to the other provisions in the Memorandum and these Articles (including Schedule A), the Directors may regulate their proceedings as they think fit. Subject to the other provisions in the Memorandum and these Articles (including Schedule A), questions arising at any Board meeting shall be decided by a majority of the votes of the Directors and alternate Directors present at a meeting at which there is a quorum. A Director who is also an alternate Director shall be entitled in the absence of his appointor to a separate vote on behalf of his appointor in addition to his own vote.

91

A person may participate in a meeting of the Directors or committee of Directors by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other at the same time. Participation by a person in a meeting in this manner is treated as presence in person at that meeting. Unless otherwise determined by the Directors the meeting shall be deemed to be held at the place where the chairman is at the start of the meeting.

92

A resolution in writing (in one or more counterparts) signed by all the Directors or all the members of a committee of Directors (an alternate Director being entitled to sign such a resolution on behalf of his appointor) shall be as valid and effectual as if it had been passed at a meeting of the Directors, or committee of Directors as the case may be, duly convened and held.

93

A Director or alternate Director may, or other officer of the Company on the requisition of a Director or alternate Director shall, call a meeting of the Directors by at least seven days’ notice in writing to every Director and alternate Director which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors (or their alternates) either at, before or after the meeting is held.

94

The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

95

The Directors may elect a chairman of their board and determine the period for which he is to hold office; but if no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be chairman of the meeting.

96

All acts done by any meeting of the Directors or of a committee of Directors (including any person acting as an alternate Director) shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or alternate Director, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and qualified to be a Director or alternate Director as the case may be.

97

Any non-employee Director who expects to be unable to attend a Board of Director meeting because of absence, illness or otherwise, may appoint any person to be an alternate Director to act in his stead and such appointee whilst he holds office as an alternate director shall, in the event of absence therefrom of his appointor, be entitled to attend the Board of Director meeting and to vote thereat and to do, in the place and stead of his appointor, any other act or thing that his appointor is permitted or required to do by virtue of his being a Director as if the alternate Director were the appointor, other than appointment of an alternate to himself, and he shall ipso facto vacate office if and when his appointor ceases to be a Director or removes the appointee from office. A Director but not an alternate Director may be represented at any meetings of the Board of Directors by a proxy appointed in writing by him. The proxy shall count towards the quorum and the vote of the proxy shall for all purposes be deemed to be that of the appointing Director.

PRESUMPTION OF ASSENT

98

A Director of the Company who is present at a meeting of the Board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the chairman or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered post to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.

DIRECTORS’ INTERESTS

99

A Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

100

A Director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or alternate Director.

101

A Director or alternate Director of the Company may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as shareholder or otherwise, and no such Director or alternate Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

102

No person shall be disqualified from the office of Director or alternate Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director or alternate Director shall be in any way interested be or be liable to be avoided, nor shall any Director or alternate Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established. A Director (or his alternate Director in his absence) shall be at liberty to vote in respect of any contract or transaction in which he is interested provided that the nature of the interest of any Director or alternate Director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon.

103

A general notice that a Director or alternate Director is a shareholder, director, officer or employee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure for the purposes of voting on a resolution in respect of a contract or transaction in which he has an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

MINUTES

104

The Directors shall cause minutes to be made in books kept for the purpose of all appointments of officers made by the Directors, all proceedings at meetings of the Company or the holders of any class of Shares and of the Directors, and of committees of Directors including the names of the Directors or alternate Directors present at each meeting.

DELEGATION OF DIRECTORS’ POWERS

105

The Directors may delegate any of their powers to any committee consisting of one or more Directors. They may also delegate to any managing director or any Director holding any other executive office such of their powers as they consider desirable to be exercised by him provided that an alternate Director may not act as managing director and the appointment of a managing director shall be revoked forthwith if he ceases to be a Director. Any such delegation may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and may be revoked or altered. Subject to any such conditions, the proceedings of a committee of Directors shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

106

Subject to other provisions of these Articles (including the Schedule A), the Directors may establish any committees, local boards or agencies or appoint any person to be a manager or agent for managing the affairs of the Company and may appoint any person to be a member of such committees or local boards. Any such appointment may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and may be revoked or altered. Subject to any such conditions, the proceedings of any such committee, local board or agency shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

107

The Directors may by power of attorney or otherwise appoint any person to be the agent of the Company on such conditions as the Directors may determine, provided that the delegation is not to the exclusion of their own powers and may be revoked by the Directors at any time.

108

The Directors may by power of attorney or otherwise appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or authorised signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys or authorised signatories as the Directors may think fit and may also authorise any such attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in him.

109

Subject to other provisions of these Articles (including the Schedule A), the Directors may appoint such officers as they consider necessary on such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors may think fit. Unless otherwise specified in the terms of his appointment an officer may be removed by resolution of the Directors or Shareholders.

ALTERNATE DIRECTORS

110

Any Director (other than an alternate Director) may by writing appoint any other Director, or any other person willing to act, to be an alternate Director and by writing may remove from office an alternate Director so appointed by him.

111

An alternate Director shall be entitled to receive notice of all meetings of Directors and of all meetings of committees of Directors of which his appointor is a member, to attend and vote at every such meeting at which the Director appointing him is not personally present, and generally to perform all the functions of his appointor as a Director in his absence.

112	An alternate Director shall cease to be an alternate Director if his appointor ceases to be a Director.

113	Any appointment or removal of an alternate Director shall be by notice to the Company signed by the Director making or revoking the appointment or in any other manner approved by the Directors.

114

An alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for his own acts and defaults and shall not be deemed to be the agent of the Director appointing him.

NO MINIMUM SHAREHOLDING

115

The Company in general meeting may fix a minimum shareholding required to be held by a Director, but unless and until such a shareholding qualification is fixed a Director is not required to hold Shares.

REMUNERATION OF DIRECTORS

116

The remuneration to be paid to the Directors, if any, shall be such remuneration as the Directors shall determine. The Directors shall also be entitled to be paid all travelling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of Directors or committees of Directors, or general meetings of the Company, or separate meetings of the holders of any class of Shares or debentures of the Company, or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the Directors, or a combination partly of one such method and partly the other.

117

The Directors may by resolution approve additional remuneration to any Director for any services other than his ordinary routine work as a Director. Any fees paid to a Director who is also counsel or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director.

SEAL

118

The Company may, if the Directors so determine, have a Seal. The Seal shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors. Every instrument to which the Seal has been affixed shall be signed by at least one person who shall be either a Director or some officer or other person appointed by the Directors for the purpose.

119

The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a facsimile of the common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

120

A Director or officer, representative or attorney of the Company may without further authority of the Directors affix the Seal over his signature alone to any document of the Company required to be authenticated by him under seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

DIVIDENDS, DISTRIBUTIONS AND RESERVE

121

Subject to the Statute, Schedule A and the other provisions in the Memorandum and these Articles, the Directors may declare dividends and distributions on Shares in issue and authorise payment of the dividends or distributions out of the funds of the Company lawfully available therefor. No dividend or distribution shall be paid except out of the realised or unrealised profits of the Company, or out of the share premium account or as otherwise permitted by the Statute.

122	The Directors may deduct from any dividend or distribution payable to any Shareholder all sums of money (if any) then payable by him to the Company on account of calls or otherwise.

123

The Directors may declare that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of shares, debentures, or securities of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional Shares and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Shareholders upon the basis of the value so fixed in order to adjust the rights of all Shareholders and may vest any such specific assets in trustees as may seem expedient to the Directors.

124

Any dividend, distribution, interest or other monies payable in cash in respect of Shares may be paid by wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the holder who is first named on the register of members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses, or other monies payable in respect of the Share held by them as joint holders.

125	No dividend or distribution shall bear interest against the Company.

126

Any dividend which cannot be paid to a Shareholder and/or which remains unclaimed after six months from the date of declaration of such dividend may, in the discretion of the Directors, be paid into a separate account in the Company’s name, provided that the Company shall not be constituted as a trustee in respect of that account and the dividend shall remain as a debt due to the Shareholder. Any dividend which remains unclaimed after a period of six years from the date of declaration of such dividend shall be forfeited and shall revert to the Company.

126A

Notwithstanding anything contained in these Articles, the Directors shall not deduct from any dividend or distribution payable to any Chargee any money (if any) payable by any Shareholder to the Company on account of calls or otherwise.

CAPITALISATION

127

The Directors may capitalise any sum standing to the credit of any of the Company’s reserve accounts (including share premium account and capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Shareholders in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and to apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid-up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalisation, with full power to the Directors to make such provisions as they think fit for the case of Shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Shareholders concerned). The Directors may authorise any person to enter on behalf of all of the Shareholders interested into an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

BOOKS OF ACCOUNT

128

The Directors shall cause proper books of account to be kept with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company. Such books of account must be retained for a minimum period of five years from the date on which they are prepared. Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

129

In addition to the Company’s contractual rights, the Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Shareholders not being Directors and no Shareholder (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorised by the Directors or by the Company in general meeting.

130

The Directors may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

AUDIT

131

Subject to other provisions of these Articles (including the Schedule A), the Directors may appoint an Auditor of the Company who shall hold office until removed from office by a resolution of the Directors, and may fix his or their remuneration.

132

Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditor.

133

Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an ordinary company, and at the next extraordinary general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an exempted company, and at any other time during their term of office, upon request of the Directors or any general meeting of the Shareholders.

NOTICES

134

Notices shall be in writing and may be given by the Company to any Shareholder either personally or by sending it by courier, post, cable, telex, fax or e-mail to him or to his address as shown in the register of members (or where the notice is given by e-mail by sending it to the e-mail address provided by such Shareholder). Any notice, if posted from one country to another, is to be sent via FedEx or a similar internationally recognized carrier.

135

Where a notice is sent by courier, service of the notice shall be deemed to be effected by delivery of the notice to a courier company, and shall be deemed to have been received on the third day (not including Saturdays or Sundays or public holidays) following the day on which the notice was delivered to the courier. Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre paying and posting a letter containing the notice, and shall be deemed to have been received on the fifth day (not including Saturdays or Sundays or public holidays) following the day on which the notice was posted. Where a notice is sent by cable, telex or fax, service of the notice shall be deemed to be effected by properly addressing and sending such notice and shall be deemed to have been received on the same day that it was transmitted. Where a notice is given by e-mail service shall be deemed to be effected by transmitting the e-mail to the e-mail address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent, and it shall not be necessary for the receipt of the e-mail to be acknowledged by the recipient.

136

A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a Share or Shares in consequence of the death or bankruptcy of a Shareholder in the same manner as other notices which are required to be given under these Articles and shall be addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

137

Notice of every general meeting shall be given in any manner hereinbefore authorised to every person shown as a Shareholder in the register of members on the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the register of members and every person upon whom the ownership of a Share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Shareholder of record where the Shareholder of record but for his death or bankruptcy would be entitled to receive notice of the meeting, and no other person shall be entitled to receive notices of general meetings.

INDEMNITY

138

Every Director, agent or officer of the Company shall be indemnified to the fullest extent permissible under the law against any liability incurred by him as a result of any act or failure to act in carrying out his functions other than such liability (if any) that he may incur by his own actual fraud or wilful default. No such Director, agent or officer shall be liable to the Company for any loss or damage in carrying out his functions unless that liability arises through the actual fraud or wilful default of such Director, agent or officer. References in this Article to actual fraud or wilful default mean a finding to such effect by a competent court in relation to the conduct of the relevant party.

FINANCIAL YEAR

139	Unless the Directors otherwise prescribe, the financial year of the Company shall end on 31st December in each year and, following the year of incorporation, shall begin on 1st January in each year.

TRANSFER BY WAY OF CONTINUATION

140

If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and the Memorandum and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

MERGERS AND CONSOLIDATIONS

141

Subject to Schedule A, the Company shall have the power to merge or consolidate with one or more other constituent companies (as defined in the Statute) upon such terms as the Directors may determine and (to the extent required by the Statute) with the approval of a Special Resolution.

SCHEDULE A

The holders of the Ordinary Shares (as defined below) and the Preferred Shares (as defined below) shall, in addition to any other rights conferred on them under the main body of the Memorandum and Articles of Association of the Company, as may be amended from time to time (the “Articles”), have the rights, preferences and restrictions set out in this Schedule A (this “Schedule A”), which forms part of the Articles. In the event of any inconsistency between the provisions set out herein and other provisions of the main body of the Articles, the provisions set out herein shall prevail to the extent permitted by Applicable Laws.

1.    Definitions. The capitalized terms used in this Schedule A shall have the following meanings:

“Additional Number” has the meaning set forth in Section 3.2(ii).

“Additional Refusal Period” has the meaning set forth in Section 4.5.

“Affiliate” means, with respect to a Person, any Person which, directly or indirectly, Controls, is Controlled by or is under common Control with such Person; provided, that with respect to any Investor, an Affiliate of such Investor shall include any general partner, officer or director of such Investor and any fund now or hereafter existing which is Controlled by or under common Control with one or more general partners or shares the same management company with such Investor, and any wholly-owned Subsidiaries of such fund. Notwithstanding the foregoing, the parties acknowledge and agree that (a) the name “Sequoia Capital” is commonly used to describe a variety of entities (collectively, the “Sequoia Entities”) that are affiliated by ownership or operational relationship and engaged in a broad range of activities related to investing and securities trading and (b) notwithstanding any other provision of these Articles to the contrary, these Articles shall not be binding on, or restrict the activities of, any (i) Sequoia Entity outside of the Sequoia China Sector Group , (ii) entity primarily engaged in investment and trading in the secondary securities market; (iii) the ultimate beneficial owner of an Sequoia Entity (or its general partner or ultimate general partner) who is a natural Person, and such Person’s relatives (including but without limitation, such Person’s spouse, parents, children, siblings, mother-in-law and father-in-law and brothers and sisters-in-law), (iv) any officer, director or employee of a Sequoia Entity (or its general partner or ultimate general partner) and such Person’s relatives, and (v) for the avoidance of doubt, any portfolio companies of any Sequoia Entity and portfolio companies of any affiliated investment fund or investment vehicle of any Sequoia Entity. For purposes of the foregoing, the “Sequoia China Sector Group” means all Sequoia Entities (whether currently existing or formed in the future) that are principally focused on companies located in, or with connections to, the People’s Republic of China that are exclusively managed by Sequoia Capital. With respect to SVF, its “Affiliate” or “Affiliates” means (i) any shareholder of SVF that Controls SVF, (ii) any of such shareholder’s or SVF’s general partners, (iii) the fund manager managing such shareholder or SVF (and general partners thereof) and other funds managed by such fund manager, (iv) the fund managed by SVF and any wholly-owned subsidiaries of such fund.

“All-Stars” means All-Stars SP VI Limited, All-Stars PESP II Limited, and All-Stars SP VIII Limited and PESP VIII Limited.

“AMC Funds” means IFC Catalyst Fund, LP and IFC Global Emerging Markets Fund of Funds, LP. (or its wholly-owned investment holding vehicle).

Sch. A-1

“Annual Business Plan” means the annual business plan and budget prepared by the Company.

“Applicable Laws” means, with respect to any Person, all applicable provisions of all (a) constitutions, treaties, statutes, laws (including the common law), codes, rules, regulations, ordinances or orders of any Governmental Authority, (b) approvals and consents of any Governmental Authority, and (c) notices, orders, decisions, injunctions, judgments, awards and decrees of or agreements with any Governmental Authority.

“Baidu Capital” means Baidu Capital L.P.

“Board” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or public holiday in the PRC, Hong Kong, Japan, UK, Singapore or Cayman Islands, when banks are generally open for business.

“Change of Control” means (i) (x) any consolidation, amalgamation or merger of the Company with or into any other Person or any other corporate reorganization, in which the Shareholders of the Company immediately prior to such consolidation, amalgamation, merger or reorganization, own less than 50% of the voting power of the Company or the surviving entity immediately after such consolidation, merger, amalgamation or reorganization or (y) any transaction or series of related transactions to which the Company is a party in which in excess of 50% of the Company’s voting power is transferred, but excluding any transaction effected solely for tax purposes or to change the Company’s domicile; (ii) a sale, lease or other disposition of all or substantially all of the assets of the Group or (iii) an exclusive license of all or substantially all of the intellectual property of the Group, in each case other than (a) a consolidation with a wholly-owned Subsidiary of the Company; and (b) a merger effected exclusively to change the domicile of the Company.

“Class A Ordinary Shares” means the class A ordinary shares in the capital of the Company with a par value of US$0.00001 each having the rights, preferences, privileges and restrictions set out in these Articles.

“Class B Ordinary Shares” means the class B ordinary shares in the capital of the Company with a par value of US$0.00001 each having the rights, preferences, privileges and restrictions set out in these Articles.

“Closing” has the meaning set forth in the Subscription Agreement.

“Competitor” means the entities listed in Exhibit A (as the “Competitor List”) hereto and any Affiliate of such entities.

“Control” means, when used with respect to any Person, (i) ownership of more than 50% of the Equity Securities of such Person, or (ii) the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” have meanings correlative to the foregoing.

Sch. A-2

“Control Agreements” means collectively the following documents in connection with the VIEs: (i) the following contracts entered into among Jiangsu Man Yun Logistics Information Co., Ltd., the YMM VIE Entities and the shareholders of each YMM VIE Entity: (a) Exclusive Technical Support and Service Agreements (独家技术支持和技术服务协议) entered into by and between the Jiangsu Man Yun Logistics Information Co., Ltd. and each YMM VIE Entity, (b) Exclusive Option Agreements (独家购买权协议) entered into by and among Jiangsu Man Yun Logistics Information Co., Ltd., each YMM VIE Entity and each equity holder of such YMM VIE Entity, (c) Voting Agreements (表决权代理协议) entered into by each equity holder of each YMM VIE Entity, each YMM VIE Entity and the Jiangsu Man Yun Logistics Information Co., Ltd., (d) Equity Pledge Agreements (股权质押合同) entered into by and among the Jiangsu Man Yun Logistics Information Co., Ltd., each YMM VIE Entity and each equity holder of such YMM VIE Entity, and (v) Spouse Consent Letter issued by the spouse of each equity holder of such YMM VIE Entity, and (ii) a series of contracts entered into by and among Manbang Information Consulting Co., Ltd. (满帮信息咨询有限公司), Guiyang Huochebang Technology Co., Ltd. (贵阳货车帮科技有限公司) and its registered shareholders, including the exclusive Share Option and Share Trust Agreement (《独家购股权及股权托管协议》), the Exclusive Management Consulting and Technical Services Agreement 《(独家管理咨询与技术服务协议》), the Share Pledge Agreements (《股权质押协议》), the Power of Attorney issued by each registered shareholder of Guiyang Huochebang Technology Co., Ltd. (贵阳货车帮科技有限公司) and the Spouse Consent Letters issued by the spouse of the individual registered shareholders of Guiyang Huochebang Technology Co., Ltd. (贵阳货车帮科技有限公司).

“Conversion Price” means the conversion price of the Preferred Shares as adjusted from time to time in accordance with Section 10.

“CR Holders” has the meaning set forth in Section 10.

“CR Shares” has the meaning set forth in Section 10.

“Director” means a director of the Company.

“Drag-Along Sale” has the meaning set forth in Section 5.1(i).

“Drag Completion Date” has the meaning set forth in Section 5.1(ii).

“Drag Notice” has the meaning set forth in Section 5.1(ii).

“Dragging Shareholders” has the meaning set forth in Section 5.1(i).

“Dragged Shareholders” has the meaning set forth in Section 5.1(i).

“Dragged Shares” has the meaning set forth in Section 5.1(ii).

“Eastern Bell” means Eastern Bell V Investment Limited.

“Effective Time” means December 27, 2017.

“Equity Securities” means, with respect to any Person that is a legal entity, any and all shares of capital stock, membership interests, units, profits interests, ownership interests, equity interests, registered capital, and other equity securities of such Person, and any right, warrant, option, call, commitment, conversion privilege, preemptive right or other right to acquire any of the foregoing, or security convertible into, exchangeable or exercisable for any of the foregoing, or any Contract providing for the acquisition of any of the foregoing.

Sch. A-3

“ESOP Plan” means the share incentive plan adopted (and amended or restated from time to time) by the Board in accordance with the Shareholders’ Agreement, under which (i) 1,525,679,641 Class A Ordinary Shares have been reserved as of the date hereof for grant of share based incentive awards to officers, directors, employees of the Company or other qualified individuals pursuant to the ESOP Plan; (ii) any Equity Securities that have been repurchased by the Company from time to time in accordance with the Minutes of an extraordinary general meeting of the Company passed on September 10, 2019 will be re-designated as Class A Ordinary Shares and be reserved for issuance under the ESOP Plan upon their repurchase by the Company from time to time and (iii) 1,017,523,059 Class A Ordinary Shares have been issued to MASTER QUALITY GROUP LIMITED pursuant to the exercise of options by certain beneficiaries of Core Trust Company Limited in accordance therewith.

“ESOP Shares” means the Equity Securities reserved or granted pursuant to the then effective ESOP Plan.

“Exercising Holder” has the meaning set forth in Section 4.5.

“Existing Shareholders” means collectively, the holders of Shares of the Company prior to the Closing.

“Final Remaining Offered Securities” has the meaning set forth in Section 4.5.

“First Refusal Period” has the meaning set forth in Section 4.3.

“First Transfer Notice” has the meaning set forth in Section 4.3.

“Founders” means each of YMM Founder and HCB Founder, and “Founder” means any one of them.

“Founder Holding Companies” means each of YMM Founder Holding Company and HCB Founder Holding Company, and “Founder Holding Company” means any one of them.

“Founder Parties” means the Founders and the Founder Holding Companies.

“Fourth Transfer Notice” has the meaning set forth in Section 4.5.

“General Redemption Right” has the meaning set forth in Section 9.1.

“Genesis” means Genesis Capital I LP.

“Governmental Authority” means (i) any court, tribunal, arbitrator, authority, agency, commission, official, governing body of any securities exchange or self-regulating organization or other instrumentality of the PRC, any foreign country or any domestic or foreign state, county, city or other political subdivision, and their respective local and provincial branches or departments, (ii) any other national, supranational, regional or local government or governmental, administrative, fiscal, judicial, or government-owned body, department, commission, authority, tribunal, agency or entity, or central bank, or (iii) any public international organization, or (iv) any entity or enterprise owned or Controlled by a government.

Sch. A-4

“Group CEO” has the meaning set forth in Section 6.4(i).

“Group Companies” or the “Group” includes the Company, YMM Group Companies and HCB Group Companies, and “Group Company” means any one of them.

“HCB” means Truck Alliance Inc.

“HCB Founders” and “HCB Founder Holding Companies” are as listed in Exhibit B-2 hereto.

“HCB Group” includes HCB, HCB HK Company, HCB WFOE and all Subsidiaries of HCB, and “HCB Group Company” means any one of them.

“HCB HK Company” means Full Truck Alliance (HK) Limited.

“HCB Investors” are as listed in Exhibit C-2 hereto and each, a “HCB Investor”.

“HCB WFOE” means Manbang Information Consulting Co., Ltd. (满帮信息咨询有限公司).

“Hillhouse” means Hillhouse TCA TRK Holdings Limited.

“HK Companies” means collectively the HCB HK Company and the YMM HK Company.

“Holders” means any Person holding any outstanding Registrable Shares and/or Registrable Securities (as adjusted for share dividends, splits, combinations, recapitalizations or similar events), and the “Holder” means any of them.

“Hong Kong” means the Hong Kong Special Administrative Region of the PRC.

“IFC” means the International Finance Corporation, an international organization established by articles of agreement among its member countries including the PRC.

“IFC/AMC Funds Exit Consideration” has the meaning set forth in Section 5.2(ii).

“IFC/AMC Funds Notice Period” has the meaning set forth in Section 5.2(ii).

“IFC/AMC Funds Redemption Date” has the meaning set forth in Section 9.6.

“IFC/AMC Funds Redemption Price” has the meaning set forth in Section 9.6.

“IFC/AMC Funds Redemption Shares” has the meaning set forth in Section 9.6.

“IFC/AMC Funds Request Notice” has the meaning set forth in Section 9.6.

“Information Rights” has the meaning set forth in Section 2.1(vii).

“Information Rights Holder” means any Shareholder holding 10,000,000 or more Shares (as adjusted for Recapitalizations).

“Inspection Rights” has the meaning set forth in Section 2.2.

Sch. A-5

“Inspection Rights Holder” means (i) any Shareholder holding 2% or more of the Shares on a fully-diluted and as-converted basis, or (ii) any HCB Investor or YMM Investor who has inspection rights under the Prior Shareholders’ Agreement.

“Investors” means each of the YMM Investors, the HCB Investors, the Series A-15 Investors and the Series A-16 Investors, and an “Investor” means any one of them.

“Investor Directors” or “Investor Directors” has the meaning set forth in Section 6.2(i).

“IPO” means a bona fide underwritten initial public offering of Class A Ordinary Shares.

“Issuance Notice” has the meaning set forth in Section 3.2(i).

“Key Subsidiaries” means (i) all entities incorporated in the PRC that are Controlled by any of the HK Companies or any of the WFOEs with an actual paid-up registered capital of at least RMB50,000,000, and (ii) the Persons listed in of Schedule II of the Shareholders’ Agreement.

“Licenses” means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental Authority.

“Liquidation Event” has the meaning set forth in Section 8.1(i).

“Management Authority” has the meaning set forth in Section 6.4(ii)

“Management Director” has the meaning set forth in Section 6.2(i).

“Management Founder” means YMM Founder.

“Management Founder’s Special Transferees” has the meaning set forth in Section 6.2(i).

“Majority Series A Preferred Holders” means the holders of at least sixty percent (60%) of the voting power of the outstanding Series A Preferred Shares on an as-converted basis.

“Majority Shareholders” means (i) the holders of at least sixty percent (60%) of the voting power of the outstanding Series A Preferred Shares voting as one class on an as-converted basis, and (ii) the Group CEO, so long as the Group CEO directly or indirectly holds any Shares of the Company.

“Matters Reserved to the Board” has the meaning set forth in Section 6.2(v).

“Matters Reserved to the Shareholders’ Meeting” has the meaning set forth in Section 6.1(iii).

Sch. A-6

“New Securities” means any Equity Securities, debt or other securities of any kind of the Company whether now or hereafter authorized; provided that the term “New Securities” does not include (i) Class A Ordinary Shares issued upon conversion of the Preferred Shares; (ii) Class A Ordinary Shares issuable to employees, professional consultants, or directors of the Company pursuant to the ESOP Plan approved by the Board; (iii) Equity Securities as a dividend or distribution on the Preferred Shares; (iv) securities issued in a Qualified IPO; (v) any issuance of Equity Securities in connection with any share split, share dividend or other similar event; (vi) any issuance of Equity Securities pursuant to the acquisition of another Person by the Company approved by the Board; and (vii) any issuance of Equity Securities at each Closing and/or each Subsequent Closing or any issuance of Unissued Shares under the Subscription Agreement; and (viii) securities issuable pursuant to strategic alliances, technology licenses or equipment lease, real estate lease, loan and financing arrangement and bank financing arrangements approved by the Board.

“Non-qualified IPO Notice” has the meaning set forth in Section 9.2.

“Observer” has the meaning set forth in Section 2.3.

“Observer Rights” has the meaning set forth in Section 2.3.

“Offered Securities” has the meaning set forth in Section 4.3.

“Ordinary Shares” means collectively, the Class A Ordinary Shares and the Class B Ordinary Shares, each of which with par value US$0.00001.

“Ordinary Share Equivalents” means preferred shares, bonds, loans, warrants, options and any other rights convertible, exercisable or exchangeable for Ordinary Shares and instruments convertible or exercisable or exchangeable for Ordinary Shares, including the Preferred Shares.

“Original Purchase Price” means the Series A Original Purchase Price (for the Series A Preferred Shares other than Series A-15 Preferred Shares and Series A-16 Preferred Shares), the Series A-15 Original Purchase Price (for the Series A-15 Preferred Shares) or the Series A-16 Original Purchase Price (for the Series A-16 Preferred Shares).

“Other Ordinary Shareholders” are as listed in Exhibit D hereto and an “Other Ordinary Shareholder” means any one of them.

“Oversubscription Notice” has the meaning set forth in Section 3.2(ii).

“Oversubscription Period” has the meaning set forth in Section 3.2(ii).

“Oversubscription Right” has the meaning set forth in Section 3.1.

“Permira” means Permira PGO1 SPV Limited, a limited liability company incorporated in Guernsey.

“Permira Redemption Shares” has the meaning set forth in Section 4.7.

“Permitted Recipient” has the meaning set forth in Section 2.1.

“Permitted Transferee” has the meaning set forth in Section 4.7.

“Person” means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity.

Sch. A-7

“PESP” means PESP VIII Limited.

“PRC” means the People’s Republic of China, but solely for the purposes of these Articles, excluding Hong Kong, Macau Special Administrative Region and Taiwan.

“PRC GAAP” means generally accepted accounting principles in the PRC, applied on a consistent basis.

“PRC Subsidiaries” means the WFOEs and all domestic companies registered in the PRC which are Controlled by the HK Company or the WFOE, including, the Key Subsidiaries.

“Preferred Liquidation Amount” means an amount equal to one hundred percent (100%) of the applicable Original Purchase Price.

“Preferred Redemption Amount” means an amount equal to one hundred percent (100%) of the applicable Original Purchase Price.

“Preemption Participating Holder” has the meaning set forth in Section 3.2(i).

“Preemption Period” has the meaning set forth in Section 3.2(i).

“Preemptive Rights” has the meaning set forth in Section 3.1.

“Preferred Shares” or “Series A Preferred Shares” means collectively, the Series A-1 Preferred Shares, the Series A-2 Preferred Shares, the Series A-3 Preferred Shares, the Series A-4 Preferred Shares, the Series A-5 Preferred Shares, the Series A-6 Preferred Shares, the Series A-7 Preferred Shares, the Series A-8 Preferred Shares, the Series A-9 Preferred Shares, the Series A-10 Preferred Shares, the Series A-11 Preferred Shares, the Series A-12 Preferred Shares, the Series A-13 Preferred Shares, the Series A-14 Preferred Shares, the Series A-15 Preferred Shares and the Series A-16 Preferred Shares.

“PR Holder” or “PR Holders” has the meaning set forth in Section 3.1.

“Principal Business” means intercity full-truck-load freight transaction services (excluding special vehicles).

“Prior Shareholders’ Agreement” means the fourth amended and restated shareholders’ agreement entered into among the Existing Shareholders and certain other parties on August 8, 2020.

“Proposed Issuance” has the meaning set forth in Section 3.2(i).

“Proposed Recipient” has the meaning set forth in Section 3.1.

“Proposed Transfer” has the meaning set forth in Section 4.3.

“Qualified Exchange” means (i) the New York Stock Exchange, the NASDAQ Stock Market’s Global Market System or the Main Board of the Hong Kong Stock Exchange or (ii) any other exchange of recognized international reputation and standing duly approved by the Shareholders in accordance with Section 6.1(iii).

Sch. A-8

“Qualified IPO” means an IPO on a Qualified Exchange based on a pre-money valuation of the Company implying a per share price of the Company’s Shares as-converted basis (as adjusted for any Recapitalizations) of not less than (i) 130% of the Series A-16 Original Purchase Price, if such IPO is consummated on or before June 30, 2022; or (ii) 150% of the Series A-16 Original Purchase Price, if such IPO is consummated after June 30, 2022, and that will bring net offering proceeds to the Company, after deduction of underwriting discounts and registration expenses, of at least US$1,000,000,000.

“Recapitalizations” means any share split, share dividend, share combination or consolidation, recapitalization or other similar event in relation to the shares of the Company.

“Redemption Date” has the meaning set forth in Section 9.3.

“Redemption Funds” has the meaning set forth in Section 9.9(i).

“Redemption Notice” has the meaning set forth in Section 9.2.

“Redemption Price” has the meaning set forth in Section 9.2.

“Redemption Request” has the meaning set forth in Section 9.1.

“Redemption Requesting Holders” has the meaning set forth in Section 9.1.

“Redemption Right” has the meaning set forth in Section 9.

“Redemption Shares” has the meaning set forth in Section 9.1.

“Related Party” has the meaning set forth in Section 5.2(ii).

“Requisite Shareholders” means Shareholders holding at least 2/3 of the voting power of all outstanding Shares on an as-converted basis, including Shareholders holding at least 60% of the voting power of all outstanding Preferred Shares on an as-converted basis and the Group CEO (for so long as he directly or indirectly holds any Shares of the Company).

“ROFR Holder” has the meaning set forth in Section 4.5.

“Shares” means, collectively, the Ordinary Shares and the Preferred Shares.

“Shareholders” means (i) each of the holders of the Shares and (ii) any other Person who becomes a shareholder of the Company in accordance with the terms of the Shareholders’ Agreement and becomes a party to the Shareholders’ Agreement, in each case for so long as such Person remains a shareholder of the Company, and in the case of any Shareholder that is a natural person shall be deemed to include the estate of such Shareholder and the executor, conservator, committee or other similar legal representative of such Shareholder or such Shareholder’s estate following the death or incapacitation of such Shareholder.

“Shareholders’ Meeting” has the meaning set forth in Section 6.1(i).

“Sale Agreement” has the meaning set forth in Section 5.1(ii).

“Second Refusal Period” has the meaning set forth in Section 4.5.

Sch. A-9

“Second Transfer Notice” has the meaning set forth in Section 4.5.

“Securities Act” means the United States Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

“Selling Ordinary Shareholder” has the meaning set forth in Section 4.1.

“Selling Shareholder” has the meaning set forth in Section 4.3.

“Series A Original Purchase Price” means with respect to each Series A Preferred Share (other than Series A-15 Preferred Share and Series A-16 Preferred Share), the applicable Series A Original Purchase Price set forth in Exhibit F hereto (as adjusted for any Recapitalizations).

“Series A Preference Amount” means an amount equal to one hundred thirty percent (130%) of the applicable Series A Original Purchase Price (as adjusted for Recapitalization) for each Series A Preferred Share, plus any declared but unpaid dividends thereon.

“Series A-15 Investors” are as listed in Exhibit C-3 hereto and a “Series A-15 Investor” means any one of them.

“Series A-15 Original Purchase Price” means, for each Series A-15 Preferred Share, US$0.36740095 (as adjusted for any Recapitalizations).

“Series A-15 Preference Amount” means an amount equal to one hundred thirty percent (130%) of the Series A-15 Original Purchase Price for each Series A-15 Preferred Share, plus any declared but unpaid dividends thereon..

“Series A-15 Preferred Shares” means the Series A-15 Preferred Shares, par value US$0.00001 per share, of the Company.

“Series A-16 Investors” means the holders of Series A-16 Preferred Shares including those listed in Exhibit C-4 hereto and a “Series A-16 Investor” means any one of them.

“Series A-16 Original Purchase Price” means, for each Series A-16 Preferred Share, US$0.57436476 (as adjusted for any Recapitalizations).

“Series A-16 Preference Amount” means an amount equal to one hundred thirty percent (130%) of the Series A-16 Original Purchase Price for each Series A-16 Preferred Share, plus any declared but unpaid dividends thereon.

“Series A-16 Preferred Shares” means the Series A-16 Preferred Shares, par value US$ 0.00001 per share, of the Company.

“Series A-16 Redemption Request” has the meaning set forth in Section 6.1(i).

“Series A-16 Redemption Right” has the meaning set forth in Section 9.2.

“Special Redemption Notice” has the meaning set forth in Section 5.2(i).

“Special Sale Event” has the meaning set forth in Section 5.2(i).

Sch. A-10

“Special Sale Notice” has the meaning set forth in Section 5.2(i).

“Subscription Agreement” means the Share Subscription Agreement to be entered, by and among the Company, certain Series A-16 Investors and certain other parties thereto, in substantially the form as approved in the extraordinary general meetings on November 10, 2020.

“Subsidiary” means, with respect to any Person, (i) any corporation of which a majority of the securities entitled to vote generally in the election of directors thereof, at the time as of which any determination is being made, are owned by such Person, either directly or indirectly, (ii) any joint venture, general or limited partnership, limited liability company or other legal entity in which such Person is the record or beneficial owner, directly or indirectly, of a majority of the voting interests or the general partner, or (iii) any variable interest entity controlled by such Person or its Subsidiary.

“Subsidiary Board” has the meaning set forth in Section 6.2(iii).

“SVF” means SVF Truck (Singapore) Pte. Ltd., a private company limited by shares established under the laws of Singapore.

“SVF Special Redemption Date” has the meaning set forth in Section 9.7.

“SVF Special Redemption Price” has the meaning set forth in Section 9.7.

“SVF Special Redemption Shares” has the meaning set forth in Section 9.7.

“SVF Special Request Notice” has the meaning set forth in Section 9.7.

“Tag-Along Right” has the meaning set forth in Section 5.3.

“Tag Notice” has the meaning set forth in Section 5.1(ii).

“Tag Securities” has the meaning set forth in Section 5.3.

“Tag Transferee” has the meaning set forth in Section 5.1(ii).

“Tag Holder” has the meaning set forth in Section 5.1(ii).

“Tagged Redemption Right” has the meaning set forth in Section 9.8.

“Third Transfer Notice” has the meaning set forth in Section 4.5.

“Transaction Documents” means the Shareholders’ Agreement, the Subscription Agreement and these Articles.

“Transfer” means sale, assignment, transfer, pledge, hypothecation, mortgage, encumbrance or otherwise disposal of, or grant any interest or right with respect to, directly or indirectly, through one or a series of transactions, any Ordinary Shares or any Ordinary Share Equivalents (as applicable).

“US GAAP” means the generally accepted accounting principles in the United States, applied on a consistent basis.

Sch. A-11

“WFOE” means YMM WFOEs and HCB WFOE.

“YMM” means Full Truck Logistics Information Co. Ltd.

“YMM Founders” and “YMM Founder Holding Companies” are as listed in Exhibit B-1 hereto.

“YMM Group” includes YMM, YMM HK Company, YMM WFOEs and all the Subsidiaries of YMM, and “YMM Group Company” means any one of them.

“YMM HK Company” means Lucky Logistics Information Limited.

“YMM Investors” are as listed in Exhibit C-1 hereto and each, and “YMM Investor” means any one of them.

“YMM VIE Entities” means Beijing Yun Man Man Technology Co., Ltd. (北京运满满科技有限公司) and Shanghai Xi Wei Information Consultation Co., Ltd. (上海细微信息咨询有限公司).

“YMM WFOEs” means Jiangsu Man Yun Logistics Information Co., Ltd. (江苏满运物流信息有限公司) and Nanjing Yun Man Man Investment Co., Ltd. (南京运满满投资有限公司), and “YMM WFOE” means any one of them.

2.     Information, Inspection and Observer Rights.

2.1     Information Rights. The Group Companies covenant and agree and each Information Rights Holder agrees with the Company, that, unless otherwise agreed between such Information Rights Holder and the Company, commencing on the date hereof, the Company will deliver to each Information Rights Holder:

(i)     unaudited consolidated monthly financial statements in accordance with the PRC GAAP US GAAP or IFRS and the key operating data of the Group Companies within twenty (20) days after the end of each fiscal month;

(ii)     unaudited consolidated quarterly financial statements of the Group Companies within forty-five (45) days after the end of each fiscal quarter in accordance with the PRC GAAP, US GAAP or IFRS;

(iii)     the annual consolidated financial statements of the Group Companies audited and certified by a reputable firm of independent certified public accountants of a national standing, including the balance sheet as of the end of such fiscal year and statements of income, shareholders’ equity, and cash-flow for such fiscal year, within one hundred and twenty (120) days after the end of each fiscal year, all prepared in accordance with the US GAAP or IFRS;

(iv)     a copy of the Group Companies’ Annual Business Plan for the following fiscal year duly approved by the Board, setting forth (1) the projected balance sheets, income statements and statements of cash flows for such fiscal year of the Company on a quarterly basis; (2) the projected budgets; and (3) all other material matters relating to the operation, development and business of the Group Companies, at least thirty (30) days prior to the beginning of each fiscal year;

Sch. A-12

(v)    the capitalization table of the Company, within ten (10) days after the end of each calendar quarter, and the latest updated capitalization table within five (5) Business Days after any change to the capital structure of the Company

(vi)    the key operating data of the Group Companies within twenty (20) days after the end of each fiscal month; and

(vii)    promptly upon the written request by an Information Rights Holder but in any event within ten (10) days after the date of such written request, such other information relating to the financial condition and the Principal Business of the Group Companies as such holder shall reasonably request; provided, however, that the Company shall not be obligated under this Section 2.1(vii) to provide information (1) that the Board has reasonably determined in good faith is a trade secret or (2) the disclosure of which would prejudice the attorney-client privilege between the Group Companies and their counsel.

The above rights as mentioned in Section 2.1 are collectively referred to as “Information Rights”. Each Information Rights Holder agrees with the Company that without the prior consent of the Company, such Information Rights Holder will not disclose any of the information it obtains from the Company or any Group Company under Section 2.1 to any third party other than to disclose (a) such information to (i) its accounting or tax advisor to comply with such Information Rights Holder’s financial statements preparation, tax returns preparation and reporting obligations pursuant to applicable regulatory requirements, and (ii) its Affiliates and its Affiliates’ directors, officers, employees, accountants, attorneys, auditors, investment advisors or other professionals (all such Persons described under (i) and (ii), the “Permitted Recipients”) on a need-to-know basis, provided that such Information Rights Holder shall cause its Permitted Recipients to be bound by confidentiality obligations, (b) such information if required by Applicable Laws or any Governmental Authority, (c) such information if it is or becomes generally available to the public other than as a result of disclosure by or at the direction of an Information Rights Holder or its Permitted Recipient in violation of the Shareholders’ Agreement, (d) in the case of IFC and AMC Funds, such information solely for the purposes and in accordance with the World Bank Group Access to Information Policy so long as such disclosure does not relate to any confidential information in respect of any Information Rights Holder or the financial condition and the Principal Business of the Group Companies and (e) in the case of SVF, Permira, Farallon or Ward Ferry, such information to any limited partner that indirectly owns an interest in such Shareholder to the extent that such information is an overview of key strategic initiatives of the Group, a summary of business of the Group, an explanation of major updates of the Group, a description of successes and future plans and/or general status of such Shareholder’s investment in the Group.

Notwithstanding anything else in this Section 2.1 to the contrary, the Company shall provide IFC and AMC Funds copies of all notices, minutes, consents, and other materials that it provides to its Directors at the same time and in the same manner as provided to such Directors.

2.2    Inspection Rights. The Company further covenants and agrees that, each Inspection Rights Holder shall have (i) the right to inspect properties and facilities and inspect and audit records and books, compliance policies and procedures and related documents and correspondences in the possession of the Company and any of its Subsidiaries (including the HK Companies and the PRC Subsidiaries), and to make copies or extracts therefrom, at any time during regular working hours on reasonable prior notice to the Company, and (ii) the right to discuss the business, operations and conditions of the Company and any of its Subsidiaries (including the HK Companies and the PRC Subsidiaries) with its directors, officers, employees, accountants, legal counsel and investment bankers (the “Inspection Rights”); provided, however, that each Inspection Rights Holder shall agree to hold in confidence with respect to all information so received as stipulated in Section 13 of the Shareholders’ Agreement.

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2.3    Observer Rights. Each of SVF, Tiger, Yunfeng, CMC, Eastern Bell, All-Stars, Genesis, and Hillhouse, as long as such Investor holds two percent (2%) or more of the Shares on a fully-diluted and as converted basis, shall be entitled to appoint a representative (each, an “Observer”) to attend meetings of the Board and, if any Investor who is entitled to appoint director(s) to a Subsidiary Board has in fact appointed a director to a Subsidiary Board, each Observer shall be entitled to attend meetings of such Subsidiary Board, in each case, in a nonvoting observer capacity, and the Company shall and, if applicable, cause the relevant Subsidiary Board to, give such Observer copies of all notices, minutes, consents, and other materials that it provides to its Directors or its Subsidiary Board’s directors (as the case may be) at the same time and in the same manner as provided to such Directors or directors (as the case may be); provided, however, that such Observer shall agree to hold in confidence and to act in a fiduciary manner with respect to all information so provided; and, provided further, that the Company reserves the right to withhold any information and to exclude such Observer from any meeting or portion thereof if access to such information or attendance at such meeting would prejudice the attorney-client privilege between the Company and its counsel, or result in disclosure of trade secrets or if such Investor or its Observer or any Affiliate of such Investor is in breach of Section 15.1 of the Shareholders’ Agreement (the “Observer Rights”).

2.4    Termination of Rights. The Information Rights, Inspection Rights and Observer Rights shall terminate upon the consummation of a Qualified IPO or any other initial public offering involving any of the Group Companies.

3.    Preemptive Rights

3.1    Restrictions. Subject to Section 4.9(iii), the Company shall not issue or sell any New Securities of any type or class to any Person (the “Proposed Recipient”) unless the Company has first offered to the holders of the Preferred Shares (collectively, the “PR Holders” and each, a “PR Holder”) the right to purchase such PR Holder’s Pro Rata Share of such issuance (the “Preemptive Rights”) and the right to oversubscribe if any other PR Holder elects not to purchase or not to fully purchase its Pro Rata Share of such New Securities (the “Oversubscription Rights”), payable solely in cash, equal to the price per share to be paid by the Proposed Recipient and on the same terms and conditions as are offered to the Proposed Recipient. For the purpose of this Section 3, each PR Holder’s Pro Rata Share shall be equal the number of the New Securities (rounded to the nearest whole share) proposed to be issued, multiplied by a fraction, which equals the number of Class A Ordinary Shares (calculated on an as-converted and fully-diluted basis) held by such PR Holder divided by the aggregate number of all Class A Ordinary Shares (calculated on an as-converted and fully-diluted basis) held by all the Shareholders immediately prior to the issuance of New Securities giving rise to the Preemptive Rights.

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3.2    Exercise of Rights.

(i)    Exercise of Preemptive Rights. Not less than fifteen (15) Business Days before a proposed issuance of New Securities (a “Proposed Issuance”), the Company shall deliver to each PR Holder a written notice (the “Issuance Notice”) of the Proposed Issuance setting forth (i) the number, type and terms of the New Securities to be issued, (ii) the consideration to be received by the Company in connection with the Proposed Issuance, and (iii) the identity of the Proposed Recipients. Within fifteen (15) Business Days following the receipt of the Issuance Notice (the “Preemption Period”), each PR Holder electing to exercise its Preemptive Rights (each, a “Preemption Participating Holder”) shall have the right to purchase all or a portion of such Preemption Participating Holder’s Pro Rata Share of such New Securities for the price and upon the terms and conditions specified in the Issuance Notice by giving written notice to the Company and stating therein the number of New Securities to be purchased (not to exceed such Preemption Participating Holder’s Pro Rata Share, unless otherwise provided herein). The failure by any PR Holder to give such notice within the Preemption Period shall be deemed a waiver by such PR Holder of its Preemptive Rights with respect to such Proposed Issuance.

(ii)    Exercise of Oversubscription Rights. If any PR Holder fails to exercise or fails to fully exercise its Preemptive Rights pursuant to this Section 3.2(i), within five (5) days after the expiration of the Preemption Period, the Company shall deliver to each Preemption Participating Holder that has fully exercised its Preemptive Rights a written notice (the “Oversubscription Notice”) setting forth the number of the New Securities for which no Preemptive Rights have been exercised, and for which each such Preemption Participating Holder shall have the oversubscription right described in this Section 3.2(ii) (the “Oversubscription Right”). Within fifteen (15) Business Days following the receipt of the Oversubscription Notice (the “Oversubscription Period”), each of such Preemption Participating Holders may notify the Company in writing of the number of the additional New Securities available for subscription it proposes to purchase (the “Additional Number”). If, as a result thereof, such oversubscription exceeds the total number of the remaining New Securities available for purchase, the Additional Number to be purchased by each of such Preemption Participating Holders shall be reduced by the Company to that number which shall be equal to the lesser of (a) the Additional Number specified by each Preemption Participating Holder, and (b) the product obtained by multiplying (x) the number of the remaining New Securities available for oversubscription by (y) a fraction, the numerator of which shall be the number of Class A Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by such Preemption Participating Holder and the denominator of which shall be the total number of Class A Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by all of such Preemption Participating Holders.

3.3    Sales by the Company. For a period of ninety (90) days following the expiration of the Preemption Period or the Oversubscription Period (as the case may be), the Company may issue the New Securities with respect to which the Preemptive Rights or the Oversubscription Rights under this Section 3 were not exercised or not fully exercised, at a price and upon terms not more favorable to the Proposed Recipient thereof than specified in the Issuance Notice. In the event the Company has not completed the sale of such New Securities to the Proposed Recipient(s) within such ninety (90)-day period, the Company shall not thereafter issue or sell any New Securities without first again offering such securities to the PR Holders in the manner provided in this Section 3.

3.4    Termination of Preemptive Rights. The Preemptive Rights provided in this Section 3 shall terminate upon the consummation of a Qualified IPO or any other initial public offering involving any of the Group Companies.

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4.    Transfer Restrictions.

4.1    Sale of Ordinary Shares. The Founders and any other holder of Ordinary Shares (each, a “Selling Ordinary Shareholder”) shall not, from the date hereof to the consummation of a Qualified IPO, directly or indirectly Transfer any Equity Securities held by them except with the consent of the Majority Series A Preferred Holders and subject to the right of first refusal of the Company, the Management Founder and the ROFR Holders set out in Section 4.3, Section 4.4 and Section 4.5.

4.2    Sale and Vesting by Leaving Management Founder. Notwithstanding the provisions in Section 4.1, upon the resignation or removal of the Management Founder from all of his positions as an employee, officer and director of the Group Companies, the Management Founder or his holding company may Transfer up to twenty percent (20%) of the Ordinary Shares and Equity Securities issuable upon exercise of vested stock options or restricted stock units he/it directly or indirectly holds at that time, provided that the Selling Ordinary Shareholder shall have executed a non-compete agreement to the reasonable satisfaction of the Company. The Company covenants to use its best efforts and each other Shareholder covenants to use its commercially reasonable efforts to take all actions necessary or reasonably desirable to consummate the aforementioned Transfer by the Selling Ordinary Shareholder, including, if applicable, voting all of its Equity Securities or executing proxies or written consents, as the case may be, in favor of or approving such Transfer, and waiving any right of first refusal, transfer restrictions and any other rights that it might have under the Shareholders’ Agreement, these Articles or any Applicable Law in respect of such Transfer.

4.3    Right of First Refusal of the Company. Each Shareholder (including its successors and permitted assignees) (the “Selling Shareholder”) proposing to make a Transfer of any Equity Securities of the Company (the “Proposed Transfer”) must first deliver a written notice to the Company no later than sixty (60) calendar days prior to the consummation of such Proposed Transfer (the “First Transfer Notice”). The First Transfer Notice shall contain the material terms and conditions of the Proposed Transfer, including a description of the Equity Securities to be Transferred (the “Offered Securities”) that such Selling Shareholder proposes to Transfer and the identity of the prospective transferee. The Company shall have the right, exercisable upon written notice to the Selling Shareholder, within thirty (30) calendar days following receipt of the First Transfer Notice (the “First Refusal Period”), to elect to purchase all or any part of the Offered Securities, at the same price and subject to the same material terms and conditions as described in the First Transfer Notice. If the purchase price in the First Transfer Notice includes consideration other than cash, the cash equivalent value of the non-cash consideration will be determined by the Board in good faith.

4.4    Right of First Refusal of the Management Founder. To the extent that the Company has not exercised its rights of first refusal to purchase all of the Offered Securities as specified in Section 4.3 above, the Selling Shareholder shall secondly deliver a written notice to the Management Founder (the “Second Transfer Notice”) within five (5) calendar days after the expiration of the First Refusal Period, which shall set forth the price and other material terms and conditions of the Proposed Transfer, including a description of the Offered Securities, the identity of the prospective transferee and the number of the Offered Securities not being purchased by the Company. The Management Founder shall have the right, exercisable upon written notice to the Selling Shareholder and the Company, within fifteen (15) Business Days after the receipt of the Second Transfer Notice (the “Second Refusal Period”), to elect to purchase all or any part of the remaining Offered Securities, at the same price and subject to the same material terms and conditions as described in the Second Transfer Notice.

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4.5    Right of First Refusal of ROFR Holder. In the event that the Selling Shareholder is a Selling Ordinary Shareholder, (i) to the extent that the Company or the Management Founder has not exercised their respective rights of first refusal to purchase all of the Offered Securities as specified in Section 4.3 and Section 4.4 respectively above, the Selling Ordinary Shareholder shall deliver a written notice (the “Third Transfer Notice”) within five (5) calendar days after the expiration of the Second Refusal Period to each holder of the Preferred Shares (collectively, the “ROFR Holders” and each, a “ROFR Holder”), which shall set forth the price and other material terms and conditions of the Proposed Transfer, including a description of the Offered Securities, the identity of the prospective transferee and the number of the Offered Securities not being purchased by the Company and the Management Founder. Each ROFR Holder shall have the right, exercisable upon written notice to the Selling Ordinary Shareholder, the Company and each other ROFR Holder, within fifteen (15) Business Days after the receipt of the Third Transfer Notice (the “Third Refusal Period”), to elect to purchase all or any part of its pro rata share of the remaining Offered Securities, at the same price and subject to the same material terms and conditions as described in the Third Transfer Notice. Each ROFR Holder’s pro rata share of the remaining Offered Securities shall be equal to the number of the remaining Offered Securities (rounded to the nearest whole share), multiplied by a fraction, the numerator of which is the number of Class A Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by such ROFR Holder on the date of the Third Transfer Notice and denominator of which shall be the total number of Class A Ordinary Shares (calculated on an as-converted and fully-diluted basis) held by all the ROFR Holders on the date of the Third Transfer Notice; and (ii) to the extent that any ROFR Holder does not exercise its right of first refusal to the full extent of its pro rata share of the Offered Securities, the Selling Ordinary Shareholder shall deliver written notice (the “Fourth Transfer Notice”) within five (5) calendar days after the expiration of the Third Refusal Period to each ROFR Holder that elected to purchase its entire pro rata share of the remaining Offered Securities (each, an “Exercising Holder”), which shall set forth the final remaining Offered Securities (the “Final Remaining Offered Securities”) not purchased as of the date of the Fourth Transfer Notice. Each Exercising Holder shall have a right of re-allotment such that such Exercising Holder may exercise an additional right to purchase its pro rata share of such Final Remaining Offered Securities by notifying the Selling Ordinary Shareholder, the Company and all other ROFR Holders in writing within fifteen (15) Business Days after the receipt of the Fourth Transfer Notice (the “Additional Refusal Period”). Each Exercising Holder’s pro rata share of the Final Remaining Offered Securities shall be equal to the number of the Final Remaining Offered Securities (rounded to the nearest whole share), multiplied by a fraction, the numerator of which is the number of Class A Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by such Exercising Holder on the date of the Fourth Transfer Notice and denominator of which shall be the total number of Class A Ordinary Shares (calculated on an as-converted and fully-diluted basis) held by all the Exercising Holders on the date of the Fourth Transfer Notice. The Selling Ordinary Shareholder shall promptly calculate each Exercising Holder’s pro rata share of the Final Remaining Offered Securities and notify each Exercising Holder in writing of such pro rata share. For the avoidance of doubt, this Section 4.5 shall not apply to any Transfer of Preferred Shares.

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4.6    Right to Transfer. To the extent the Company, the Management Founder and the ROFR Holders do not elect to purchase or to participate in the Transfer of the Offered Securities subject to the First Transfer Notice, the Second Transfer Notice, the Third Transfer Notice and the Fourth Transfer Notice (as the case may be), the Selling Shareholder may, not later than one hundred and twenty (120) calendar days following delivery to the Company, the Management Founder and each of the ROFR Holders of the Third Transfer Notice (as the case may be) (such period may be extended for an additional period no longer than six (6) months to accommodate any required approvals by Governmental Authority), conclude a Transfer of the Offered Securities covered by the First Transfer Notice, the Second Transfer Notice. the Third Transfer Notice or the Fourth Transfer Notice (as the case may be) but not elected to be purchased by the Company, the Management Founder or the ROFR Holders pursuant to Section 4.3, Section 4.4 and Section 4.5, which in each case, shall be on terms and conditions that are no less favorable to such Selling Shareholder than those set forth in the First Transfer Notice. Any proposed Transfer on terms and conditions which are less favorable to such Selling Shareholder than those described in the First Transfer Notice, as well as any subsequent proposed Transfer of any Offered Securities by the Selling Shareholder, shall again be subject to the right of first refusal of the Company and the ROFR Holders (if applicable) and shall require compliance by the Selling Shareholder with the procedures described in Section 4.3 to Section 4.5 (only if the Selling Shareholder is a Selling Ordinary Shareholder).

4.7    Exempt Transfers. Subject to Section 4.8, the provisions set forth in Section 4 shall not apply (a) in the case of any Selling Ordinary Shareholder that is a natural person, any Transfer of not more than ten percent (10%) of the Equity Securities of the Company held by such Selling Ordinary Shareholder to any custodian or trustee for the account of the Selling Ordinary Shareholder or his or her parents, siblings, children, grandchildren or spouse for any estate planning purposes; or (b) any Transfer of Equity Securities of the Company by any Selling Shareholder to any of its Affiliates (each transferee pursuant to the foregoing sub-clauses (a) and (b), a “Permitted Transferee”); provided that any such Permitted Transferee agrees in writing to be bound by these Articles in place of the relevant transferor; provided, further, in case of sub-clause (a) above, such Selling Shareholder shall remain liable for any breach by such Permitted Transferee of any provision hereunder. Following any Transfer to a Permitted Transferee, in the event that the relevant Permitted Transferee under clause (b) above ceases to be an Affiliate of the Selling Shareholder, the Equity Securities of the Company held by such Permitted Transferee shall, and the Selling Shareholder shall cause such Permitted Transferee to, immediately Transfer all Equity Securities of the Company held by it back to the Selling Shareholder, and pending such Transfer, all voting rights, information rights, rights to distributions and all other rights attached to such Equity Securities of the Company held by such Permitted Transferee shall be suspended.

4.8    No Transfer to Competitors. Notwithstanding anything to the contrary contained herein, the holders of Series A-15 Preferred Shares and the holders of Series A-16 Preferred Shares agree not to Transfer any Series A-15 Preferred Shares, Series A-16 Preferred Shares or any Class A Ordinary Shares upon conversion of any Series A-15 Preferred Shares or Series A-16 Preferred Shares to any of the restricted transferees of the Company as set forth in Exhibit E at any time after the date hereof.

4.9    Prohibited Transfers.

(i)    Each of the Selling Shareholders agrees not to circumvent or otherwise avoid the Transfer restrictions or intent thereof set forth in this Section 4, whether by holding the Equity Securities of the Company indirectly through another Person or by causing or effecting, directly or indirectly, the Transfer or issuance of any Equity Securities of the Company by any such Person. Any attempt by a Selling Shareholder to effect a Transfer in violation of this Section 4 shall be void and ineffective for any and all purposes and shall not confer on any transferee or purported transferee any rights whatsoever. The Company hereby agrees it will not effect such a Transfer nor will it treat any alleged transferee as the holder of such Equity Securities.

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(ii)    Unless expressly permitted under any of the Transaction Documents, (a) each Founder shall not, and shall not cause or permit any other Person (including, its Permitted Transferees) to, directly or indirectly, Transfer through one or a series of transactions any equity interest held or Controlled by him in any Key Subsidiary to any Person. Any Transfer in violation of this Section 4.9(ii) shall be void and each Key Subsidiary hereby agrees it will not effect such a Transfer nor will it treat any alleged transferee as the holder of such equity interest, and (b) each Key Subsidiary shall not, and each Founder shall not cause or permit each Key Subsidiary to, issue to any Person any equity interest of such Key Subsidiary or any options or warrants for, or any other securities exchangeable for or convertible into, such equity interest of such Key Subsidiary.

(iii)    Notwithstanding anything to the contrary in these Articles, the Company shall not issue, transfer, sell or otherwise dispose of any Equity Securities of the Company, to any of the individuals or entities named on (a) lists promulgated by the United Nations Security Council or its committees pursuant to resolutions issued under Chapter VII of the United Nations Charter; or (b) the World Bank Listing of Ineligible Firms. So long as IFC or AMC Funds holds any Shares, the Company further undertakes that none of the individuals or entities named on the above lists will be registered as a shareholder of the Company on the register of members of the Company. For the purpose of this Clause, “World Bank Listing of Ineligible Firms” means the list accessible at http://www.worldbank.org/debarr, or any successor website location, as updated from time to time, of persons or entities ineligible to be awarded a World Bank Group-financed contract or otherwise sanctioned by the World Bank Group sanctions board for the periods indicated on the list due to the violation of the fraud or corruption related provisions of the World Bank Group anticorruption guidelines and policies.

4.10    Legend.

(i)    Each certificate representing the Shares (other than the Shares registered in the name of IFC, AMC Funds and/or their respective Affiliates) shall be endorsed with the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN THE FIFTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT AND THE FIFTH AMENDED AND RESTATED MEMORANDUM AND ARTICLES OF ASSOCIATION OF THE COMPANY, AND ITS AMENDMENTS FROM TIME TO TIME, A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

(ii)    Each Shareholder (other than IFC and AMC Funds) and the Company agrees that the Company may instruct its transfer agent to impose transfer restrictions on the Shares represented by certificates bearing the legend referred to in Section 4.10(i) above to enforce the provisions of these Articles and the Company agrees to promptly do so. The legend shall be removed upon termination of the provisions of this Section 4.10.

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4.11    Term. The provisions under this Section 4 shall terminate upon the consummation of a Qualified IPO or any other initial public offering involving any of the Group Companies.

5.    Drag-along Right.

5.1    Drag-Along Sale.

(i)    Subject to Section 5.2, if any of the Shareholders (the “Dragging Shareholders”) proposes to Transfer whether through a single transaction or a series of related transactions, all of their Equity Securities of the Company which would constitute a Change of Control reflecting the valuation of the Company implying a per share price of the Company’s Shares on an as-converted basis (as adjusted for any Recapitalizations) of no less than 150% of the Series A-16 Original Purchase Price in such transaction (such Transfer pursuant to this Section 5.1, the “Drag-Along Sale”), so long as the Requisite Shareholders have approved the terms and conditions of such Drag-Along Sale, the Dragging Shareholders may require all other Shareholders (the “Dragged Shareholders”) to participate in such Drag-Along Sale in accordance with this Section 5.1, subject to the Dragging Shareholders complying with their obligations in this Section 5.1. Under such circumstances, the provisions under Section 4 above shall not apply.

(ii)    Within five (5) calendar days after entering into any binding agreement for the Drag-Along Sale (the “Sale Agreement”), the Dragging Shareholders shall deliver a written notice (the “Tag Notice”) to other Shareholders (the “Tag Holder”) stating (a) the name and address of the proposed transferee(s) for the Drag-Along Sale (the “Tag Transferee”), (b) the number of Equity Securities to be Transferred, (c) the expected date of consummation of the proposed Drag-Along Sale, (d) a representation that the Tag Transferee has been informed of the Tag-Along Right (as defined below) and (e) a representation that no consideration is being provided to any Dragging Shareholder that is not reflected in the price to be paid to such Tag Holder (if it exercises the Tag-Along Right). Such Tag Notice shall be accompanied by true and complete copies of all agreements (including the Sale Agreement) between the Dragging Shareholders and the Tag Transferee regarding the proposed Drag-Along Sale. For the avoidance of doubt, for the purposes of this Section 5, the Shareholders who have a Tag-Along Right are the same Shareholders who may be subject to the Drag Notice.

(iii)    The Dragging Shareholders may, within five (5) calendar days after the date of the Tag Notice, by delivering a notice in writing (a “Drag Notice”) on each of the Dragged Shareholders, require each Dragged Shareholder to transfer all of its Equity Securities of the Company registered in its name (the “Dragged Shares”) in such Drag-Along Sale at the price set out in Section 5.1(iv) on the date indicated in the Drag Notice as being the date of completion of the Sale Agreement (the “Drag Completion Date”), being not less than thirty (30) calendar days after the date of the Drag Notice, and on the terms set out in this Section 5.1. If the Drag-Along Sale contemplated in the Sale Agreement is not completed on or prior to the Drag Completion Date, the Drag Notice shall lapse.

(iv)    The price for each Dragged Share shall: (a) be equal to the highest consideration offered for each Equity Security in the Company in the Sale Agreement; (b) be in the same form as that offered for each Equity Security in the Company in the Sale Agreement; and (c) shall be paid at the same time as the consideration is payable under the Sale Agreement (or, if later, on the Drag Completion Date) and shall be subject to the same payment terms.

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(v)    For the avoidance of doubt, all Dragged Shareholders obligations under this Section 5.1 to Transfer the Dragged Shares shall apply regardless of whether the Dragged Shares are of the same class or type of Equity Securities of the Company which the Dragging Shareholders propose to Transfer, provided that, to the extent such a difference in class or type exists, the consideration payable to the Dragged Shareholders for the Dragged Shares shall be calculated as if all Equity Securities of the Company held by the applicable Dragging Shareholders and the Dragged Shareholders which will be subject to a Transfer under this Section 5.1 (assuming the Dragging Shareholders exercise their drag-along rights in full) had been converted into Class A Ordinary Shares on the date immediately prior to the date of the Drag Notice (to the extent not already in the form of Class A Ordinary Shares) at the conversion price which would be applicable on such date had such conversion occurred on such date.

(vi)    Any Transfer by a Dragged Shareholder shall be made on substantially the same terms and conditions as described in the Sale Agreement. However, the Dragged Shareholders shall not be required to make any representation or warranty to the proposed transferee(s), other than as to good title to any Dragged Shares, absence of liens with respect to such Dragged Shares, customary representations and warranties concerning the Dragged Shareholder’s power and authority to undertake the proposed Transfer and the validity and enforceability of the Dragged Shareholder’s obligations in connection with it. If any or all Dragged Shareholders are required to provide any indemnity under the Sale Agreement, each Dragged Shareholder’s liability under such indemnity shall be several only and limited in amount to the proportion of its Dragged Shares that bears to the total number of Dragged Shares that are the subject of the Sale Agreement.

(vii)    The foregoing provisions of Section 5.1(i) through 5.1(vi) shall not apply to the extent that the price, in cash or cash equivalents, for each Dragged Share does not represent a fair market price for an arm’s length sale as determined by an independent expert, or is not in cash or cash equivalents.

(viii)    The obligations under this Section 5 shall be terminated upon the consummation of a Qualified IPO or any other initial public offering involving any of the Group Companies.

5.2    Exempted Drag.

(i)    Notwithstanding anything to the contrary in Section 5.1, the Company, each Founder, IFC and AMC Funds confirm and agree that in the event the Company intends to take any action that authorizes or undertakes any Change of Control, pursuant to which, (i) not all of the Preferred Shares then held by IFC and AMC Funds are purchased or redeemed in cash and/or listed freely tradeable securities or (ii) the Person(s) to which such asset or securities of the Company or with which the Group Companies are to merge, consolidate or amalgamate in such a Change of Control is a Related Party (in each case, a “Special Sale Event”), the Company shall deliver a prior written notice to IFC and AMC Funds (the “Special Sale Notice”) for approval.

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(ii)    Within ten (10) Business Days upon the receipt of the Special Sale Notice (the “IFC/AMC Funds Notice Period”), IFC and AMC Funds shall provide a definitive written response to the Company that either (a) approves the Special Sale Event, or (b) reject (and including reasonable details of the reasons for such rejection) the Special Sale Event, in which event, (x) IFC and AMC Funds shall use their best efforts to collaborate with the Company and other Shareholders to discuss in good faith alternatives that help effect and achieve the goal of such relevant Change of Control, and, (y) in the event such alternative proves to be unfeasible or impracticable, the Company shall purchase and redeem, or cause to be purchased or redeemed for fair market value as agreed between the Company and IFC and AMC Funds, all of the Equity Securities of the Company then held by IFC and AMC Funds in cash and/or listed freely tradeable securities (“IFC/AMC Funds Exit Consideration”) at the same time as (and conditional upon) the closing of the Special Sale Event. The IFC/AMC Funds Exit Consideration shall be approved by Majority Series A Preferred Holders in accordance with these Articles, provided that IFC and AMC Funds shall refrain from voting or be deemed to have abstained from voting. For the avoidance of doubt, approval for the Special Sale Event shall not be withheld by IFC or AMC Funds in the event that the Company has agreed to purchase and redeem, or cause to be purchased or redeemed, all of the Equity Securities of the Company then held by IFC and AMC Funds in cash and/or listed freely tradeable securities at the same time as (and conditional upon) the closing of the Special Sale Event; furthermore, any action taken by the Company pursuant this Section 5.2(ii) shall not in any event disproportionately and adversely affect other holders of Preferred Shares as compared to IFC or AMC Funds; furthermore, in the event IFC or AMC Funds fails to provide such definitive written response within the IFC/AMC Funds Notice Period, IFC or AMC Funds shall be deemed to have consented to the Special Sale Event and the Company and the Founders shall have the right to proceed with the Special Sale Event. For the purpose of this Section 5.2, “Related Party” means any Person (1) that holds a material interest in any Group Company; (2) in which any Group Company holds a material interest; (3) that is otherwise an Affiliate of the Company or any Person described in sub-paragraph (1) above; (4) who serves (or has within the past twelve (12) months served) as a director, officer or employee of the Company; or (5) who is a member of the family of any individual included in any of the foregoing. For the purpose of this definition, “material interest” shall mean a direct or indirect ownership of shares representing at least five percent (5%) of the outstanding voting power or equity of any Group Company.

5.3    Tag Along Right. If the Dragging Shareholders do not deliver the Drag Notice to any Tag Holders within ten (10) calendar days after entering into the Sale Agreement, such Tag Holder shall have the right (the “Tag-Along Right”) but not the obligation to require the Tag Transferee in a Drag Sale to purchase from such Tag Holder and its Affiliates, for the same consideration that would be payable to such Tag Holder had it been a Dragged Shareholder, up to all of the Equity Securities of the Company held by such Tag Holder and its Affiliates. The Tag-Along Right shall be exercisable by the Tag Holder by delivering a written notice of exercise of the Tag-Along Right to the Dragging Shareholders within ten (10) calendar days after the delivery of the Tag Notice specifying the number of Equity Securities of the Company (the “Tag Securities”) with respect to which it has elected to exercise the Tag-Along Right. The terms and conditions applicable to the Transfer by the Tag Holder pursuant to this Section 5.3 shall be the same as those applicable to a Dragged Shareholder pursuant to Section 5.2. If any Tag Holder has properly elected to exercise the Tag-Along Right, the number of Equity Securities (calculated on as-converted basis) proposed to be Transferred by each Dragging Shareholder shall be reduced by a number equal to (i) the number of Tag Securities (on an as-converted basis) multiplied by (ii) a fraction, the numerator of which is the total number of Equity Securities (on an as-converted basis) proposed to be Transferred by such Dragging Shareholder and the denominator of which is the total number of Equity Securities (on an as-converted basis) proposed to be transferred by all of the Dragging Shareholders. If any Tag Holder has properly elected to exercise the Tag-Along Right and the Tag Transferee fails to purchase the Equity Securities from such Tag Holder, the Dragging Shareholder(s) shall not consummate the Drag-Along Sale, and if purported to be made, such Drag-Along Sale shall be void.

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6.    Corporate Governance

6.1    General Meeting.

(i)    Shareholders’ Meeting. From and after the date hereof, each Shareholder shall vote its Shares at any regular or special meeting of Shareholders (the “Shareholders’ Meeting”), and shall take and procure the Company to take, all other actions necessary, to give effect to the provisions of these Articles.

(ii)    Voting Rights.

(A)    Pursuant to the Subscription Agreement, the Ordinary Shares of the Company shall be re-classified into Class A Ordinary Shares and Class B Ordinary Shares immediately prior to the Closing. Each Ordinary Share directly or indirectly held by the Management Founder shall be re-designated to one (1) Class B Ordinary Share and each Ordinary Share held by other Shareholders shall be re-designated into one (1) Class A Ordinary Share.

(B)    Unless otherwise provided in the Shareholders’ Agreement, the holders of Class A Ordinary Shares and Class B Ordinary Shares shall at all times vote together as one class on all resolutions submitted to a vote by the Shareholders. Unless otherwise expressly provided in these Articles or the Shareholders’ Agreement, each Class A Ordinary Share shall be entitled to one (1) vote on all matters subject to vote at general meetings of the Company, and each Class B Ordinary Share shall be entitled to thirty (30) votes on all matters subject to vote at general meetings of the Company.

(C)    Each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share at any time by the holder thereof. The right to convert shall be exercisable by such holder of the Class B Ordinary Share delivering a written notice to the Company, notifying that such holder elects to convert a specified number of Class B Ordinary Shares into Class A Ordinary Shares.

(D)    Any number of Class B Ordinary Shares directly or indirectly held by the Management Founder will be automatically and immediately converted into an equal number of Class A Ordinary Shares upon any direct or indirect Transfer of such number of Class B Ordinary Shares by the Management Founder to any Person except that such transferee is the Management Founder’s parents, children or spouse, a company wholly owned by such persons, each acting in concert with the Management Founder, or trusts for the benefit of such persons or the Management Founder solely for bona fide estate planning purposes (collectively, the “Management Founder’s Special Transferees”)

(E)    Any conversion of a Class B Ordinary Share into a Class A Ordinary Share pursuant to in these Articles or the Shareholders’ Agreement shall be effectuated by means of the re-designation of each relevant Class B Ordinary Share as a Class A Ordinary Share or such other means permitted by these Articles or the Shareholders’ Agreement.

(F)    If the Management Founder and/or any Management Founder’s Special Transferee, directly or indirectly, obtains additional Class A Ordinary Shares in any manner (except for the Class A Ordinary Shares as being converted from Class B Ordinary Shares in accordance with Section 6.1(ii)(C) or (D)), such Class A Ordinary Shares shall be automatically converted into Class B Ordinary Shares upon their issuance or transfer to the Management Founder or any of the Management Founder’s Special Transferees.

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(G)    Except for voting rights and conversion rights as set out in Section 6.1(ii)(A) to (E), the Class A Ordinary Shares and the Class B Ordinary Shares shall rank pari passu and shall have the same rights, preferences, privileges and restrictions.

(H)    Each Preferred Share shall be entitled to such number of votes equal to the number of Class A Ordinary Shares it may be converted into upon conversion made pursuant to these Articles or the Shareholders’ Agreement.

(iii)    Matters Reserved to Shareholders’ Meeting. Subject to the compliance of the mandatory requirements under the Applicable Laws, the resolutions on the following matters (the “Matters Reserved to the Shareholders’ Meeting”) shall be, subject to Applicable Laws, passed by the Requisite Shareholders:

(A)    any amendment of the memorandum of association or articles of association or similar constitutional documents of the Company;

(B)    any alteration or changes to the rights, preferences or privileges of the Preferred Shares;

(C)    any liquidation, dissolution or winding up of the Company or any filing by or against the Company for the appointment of a receiver, liquidator, administrator or other form of external manager;

(D)    any merger, amalgamation, consolidation or other business combination of the Company or any Key Subsidiary or spinoff or any similar transaction involving the Company or any Key Subsidiary, except for any transaction referred to in Section 6.2(v)(G);

(E)    any change in the equity ownership of any Key Subsidiary which shall result in a change of Control of such Key Subsidiary (except for any such change in connection with any transaction referred to in Section 6.2(v)(G) of this Article), or any amendment (except for such amendment which does not affect the 100% control of the domestic companies by the applicable WFOE) or termination of, or waiver of any rights under, the Control Agreements;

(F)    any increase, decrease, cancellation, or alteration of the authorized share capital of the Company or any Key Subsidiary, except for (i) with respect to any Key Subsidiary, any of the foregoing events which does not result in any decrease of the Company’s direct or indirect shareholding percentage in such Key Subsidiary, or (ii) those in connection with any transaction referred to in Section 6.2(v)(G);

(G)    the creation, authorization or issuance (by reclassification or otherwise) of any class or series of securities or any other Equity Securities of the Company , excluding (a) any issuance of Class A Ordinary Shares upon conversion of the Preferred Shares or the Class B Ordinary Shares, (b) the issuance of Class A Ordinary Shares by the Company pursuant to the ESOP Plan and (c) any issuance of Equity Securities at each Subsequent Closing under the Subscription Agreement;

Sch. A-24

(H)    any repurchase or redemption of any Equity Securities, other than those pursuant to, and in accordance with (i) the ESOP Plan, (ii) the exercise of Further Repurchase Authority as approved in the shareholders’ meeting in September 10, 2019; and (iii) Section 9 of Redemption Right under this Article;

(I)    any initial public offering of securities of any Group Company and the determination of the listing venue, timing and valuation and any other material terms of such offering;

(J)    any change in the total number of Directors of the Board appointed by the holders of Preferred Shares;

(K)    sale of all or substantially all of the assets of the Company or any of its Key Subsidiaries or any Change of Control;

(L)    any alteration, changing or cessation in Company’s Principal Business or any material change to the scope or nature of the Principal Business, or cessation of any business line of the Principal Business;

(M)    any agreement with any holder or prospective holder of any Equity Securities of the Company that would allow such holder or prospective holder to demand Registration of its Equity Securities of the Company;

(N)    entering into any understanding, arrangement or agreement in respect of any of the foregoing matters.

provided, however, that, notwithstanding the foregoing, (1) any resolution that purports to amend, modify, change or remove IFC’s and/or AMC Funds’ redemption rights pursuant to the terms of these Articles, in each case through amendment or restatement of these Articles or otherwise, shall be passed by the Majority Shareholders with the affirmative votes of IFC and AMC Funds, (2) any resolution or action that would, or would reasonably be expected to, adversely affect the rights of any holder(s) of the Series A-15 Preferred Shares or any holder(s) of the Series A-16 Preferred Shares in a manner that is disproportionate to how such resolution or action would, or would reasonably be expected to, affect any other holder of Preferred Shares (other than any issuance of any new class of Equity Securities of the Company at a higher valuation with rights that are superior to those of the Series A-15 Preferred Shares or those of the Series A-16 Preferred Shares), shall require the prior written consent of the holder(s) of a majority of the Series A-15 Preferred Shares or the holder(s) of a majority of the Series A-16 Preferred Shares, as applicable.

Where any special resolution of the Company in a Shareholders Meeting is required to approve any of the matters specified in this Section 6.1(iii) and such matter has not received the prior written approval of the Requisite Shareholders, the Shareholders who vote against the resolution shall have the number of votes equal to the votes of all Shareholders who vote for the resolution plus one (1).

Sch. A-25

6.2    Board of Directors.

(i)    Designation of Directors. The Board shall consist of up to five (5) Directors. The Management Founder shall have the right to appoint remove or replace one (1) Director (the “Management Director”). The holders of a majority of Series A-1 Preferred Shares, Series A-2 Preferred Shares, Series A-3 Preferred Shares, Series A-4 Preferred Shares, Series A-13 Preferred Shares and Series A-14 Preferred Shares (voting as a single class) shall have the right to appoint, remove or replace two (2) Directors; the holders of a majority of Series A-5 Preferred Shares, Series A-6 Preferred Shares, Series A-7 Preferred Shares, Series A-8 Preferred Shares, Series A-9 Preferred Shares, Series A-10 Preferred Shares, Series A-11 Preferred Shares and Series A-12 Preferred Shares (voting as a single class) shall have the right to appoint, remove or replace two (2) Directors (the Directors appointed pursuant to this sentence, the “Investor Directors”, and each an “Investor Director”).

(ii)    Board of the Company. Subject to Section 7.2(i) of the Shareholders’ Agreement, the Company and the Shareholders agree to take all necessary actions to cause each of the following candidates to be appointed as the Directors of the Company: (a) one (1) Management Director candidate nominated by the Management Founder; (b) three (3) Investor Director candidates each of which is to be nominated by each of Tencent, Sequoia and Lightspeed, respectively; and (c) an Investor Director candidate nominated by the holders of at least a majority of the Class A Ordinary Shares held by the HCB Founders indirectly through the HCB Founder Holding Companies and approved by the Management Founder.

Any Person or a group of Persons entitled to designate, appoint or nominate any individual to be elected as a Director of the Board pursuant to Section 6.2(i) and the first paragraph of Section 6.2(ii) shall have the right to remove any such Director occupying such position and to fill any vacancy caused by the death, disability, retirement, resignation or removal of any director occupying such position. Each Shareholder agrees to always vote in support of the principle that a Director to the Board appointed pursuant to Section 6.2(i) and the first paragraph of Section 6.2(ii) shall be removed from the Board with or without cause only upon the vote or written consent of such Shareholder entitled to appoint or nominate such Director pursuant to Section 6.2(i) and the first paragraph of this Section 6.2(ii), and each Shareholder further agrees not to seek, vote for or otherwise effect the removal with or without cause of any such Director without such vote or written consent. If a vacancy is created on the Board at any time by the death, disability, retirement, resignation or removal of any Director appointed pursuant to Section 6.2(i) and the first paragraph of this Section 6.2(ii), the replacement to fill such vacancy shall be designated in the same manner, in accordance with Section 6.2(i) and this Section 6.2(ii), as the Director whose seat was vacated.

(iii)    Subsidiary Board. Unless otherwise agreed by the Board, each Key Subsidiary shall, and the Company and the Shareholders shall cause each such Key Subsidiary to have a board of directors or similar governing body (the “Subsidiary Board”) with (i) its authorized size being the same as the authorized size as the Board at all times, and (iii) its members being the same Persons as the directors on the Board at all relevant times.

(iv)    Board Meetings. Meetings of the Board shall be held at least once every quarter and the Company shall serve seven (7) days’ prior written notice to each Board member prior to each meeting. The number of Directors necessary to constitute a quorum at any meeting of the Board shall be three (3) Directors. Notwithstanding the foregoing, if the number of Directors present fails to constitute a quorum on two (2) consecutive Board meetings and proper notices were given pursuant to these Articles for such meetings, with respect to such second Board meeting, it shall be reconvened at the same location and time as per the previous notice occurring on the same day two weeks thereafter (or at any time or venue as agreed by all Directors) and proper notice shall be given pursuant to these Articles for such reconvened Board meeting. If, at such reconvened meeting a quorum is not present within an hour from the time appointed for the meeting, then the Director(s) present shall constitute a quorum. Any Director who does not attend a meeting of the Board may participate in the meeting and vote via telephone conference.

Sch. A-26

(v)    Board Resolutions. Unless as otherwise provided under the Shareholders’ Agreement, the Articles or any Applicable Law, any resolutions of the Board shall be passed by at least three (3) affirmative votes of Directors including the affirmative vote of the Management Director. The following matters (the “Matters Reserved to the Board”) shall be, subject to Applicable Laws, decided by the Board:

(A)    making any capital commitment or expenditure in excess of US$100,000,000 in the aggregate during any consecutive twelve (12) month period, except to the extent as approved in the Annual Business Plan or in the ordinary course of business; for the avoidance of doubt, to the extent that any matter constitutes any other Matter Reserved to the Board, such matter shall not be construed as entirely or partially constituting the matter described in this Section 6.2(v)(A);

(B)    providing any loan in any form in excess of US$5,000,000 in a single transaction except in the ordinary course of business;

(C)    expanding or altering the Principal Business from that provided in the Annual Business Plan;

(D)    sale, transfer or disposal or license of the material assets (for the avoidance of doubt, excluding any equity or similar interests held by any Key Subsidiary in any other entities) or intellectual property rights of the Company or any Key Subsidiary in the ordinary course of business and in excess of US$100,000,000 in the aggregate during any consecutive 12-month period;

(E)    any acquisition by the Company or any Key Subsidiary of another entity or material assets of another entity in excess of US$100,000,000 in a single transaction, provided that if the purchase price of any such transaction is greater than US$50,000,000 but less than US$100,000,000, the Company shall notify each Director of such transaction in writing no later than ten (10) days before entering into the definitive transaction agreements thereof;

(F)    any liquidation, dissolution or winding up of any Key Subsidiary or any filing by or against any Key Subsidiary for the appointment of a receiver, liquidator, administrator or other form of external manager;

(G)    any equity financing or convertible loan financing of (i) a wholly-owned Subsidiary (including any domestic company that has entered into Control Agreements with any wholly-owned Subsidiary of the Company, as a result of which the Company has 100% control over such domestic company) of the Company that does not engage in any Principal Business with the financing amount exceeding US$50,000,000 in a single transaction, or (ii) a Subsidiary not wholly owned or 100% controlled by the Company that does not engage in any Principal Business with the financing amount exceeding US$100,000,000 in a single transaction; for the avoidance of doubt, (i) any financing of any company that is not a Subsidiary of the Company shall not be subject to any approval of the Shareholders or the Board; and (ii) any equity financing or convertible loan financing of any Subsidiary (whether wholly or not wholly owned by the Company) of the Company that does not engage in any Principal Business shall be only subject to the governance rules set out in this Section 6.2(v)(G) and the Management Authority (as defined below), and such matter shall not be construed as entirely or partially constituting any Matter Reserved to the Shareholders or any other Matter Reserved to the Board;

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(H)    providing any guarantee for the benefit of any third party other than the Group Companies or creation, incurrence, assumption or permission to exist any mortgage, pledge, charge, lien or other encumbrance on, any assets of the Company or any Key Subsidiary in excess of US$50,000,000 in the aggregate during any consecutive 12-month period except in the ordinary course of business;

(I)    except for any transaction in connection with (i) any equity financing of any Subsidiary which does not engage in any Principal Business or (ii) any investment in any third party by the Company or any of its Subsidiaries, in each case on an arm’s length basis, any related party transaction between the Company or any Key Subsidiary on the one hand, and any director, officer, employee, shareholder or any of their respective Affiliates of the Company or any Key Subsidiary on the other hand, in excess of US$1,000,000 in the aggregate during any consecutive 12-month period;

(J)    approving or amending the Annual Business Plan of the Company or any material deviation from the Annual Business Plan;

(K)    entering into any joint venture or material alliance with a third party, or investing in any third party, with an investment amount in excess of US$100,000,000 in a single transaction, provided that if the investment amount of any such transaction is greater than US$50,000,000 but less than US$100,000,000, the Company shall notify each Director of such transaction in writing no later than ten (10) days before entering into the definitive transaction agreements thereof;

(L)    the appointment and change of auditors of and any material change in the accounting policies of the Company;

(M)    declaring dividend or approving any dividend policy;

(N)    any change to the number of Equity Securities reserved for the ESOP Plan; the adoption of or any amendment to the terms of the ESOP Plan and grant of any options or restricted stock units under the ESOP Plan (for the avoidance of doubt, the administrator of the ESOP Plan is authorized to establish new trust arrangement or adjust the existing trust arrangement with respect to the ESOP Shares for the tax planning purpose);

(O)    incurrence of any indebtedness in the ordinary course of business (other than in connection with the financial service business of relevant Group Members) in excess of US$ 100,000,000 in the aggregate during any consecutive 12-month period, except to the extent as approved in the Annual Business Plan;

(P)    establishment of any special committee pursuant to Section 6.3;

(Q)    any amendment of the memorandum of association or articles of association or similar constitutional documents of any Key Subsidiaries, except in connection with any equity financing of any Subsidiary which does not engage in any Principal Business; and

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(R)     entering into any understanding, arrangement or agreement in respect of any of the foregoing matters.

(vi)    Directors’ Access. Each Director shall be entitled to examine the books and accounts of the Company and shall have free access, at all reasonable times and with prior written notice, to any and all properties and facilities of the Company or any Group Company. The Company shall provide such information relating to the business affairs and financial position of the Company as any Director may reasonably require.

6.3    Special Committees. The Board may establish a strategy committee, a compensation committee, an audit committee or any other special committee as it reasonably deems necessary, each of which shall provide advice and assistance to the Board on matters with respect to business strategy, compensations, internal audit and other material matters of the Company. Each of the chairman of the compensation committee and the audit committee shall be an Investor Director.

6.4    Management.

(i)     Group CEO. Prior to the Company’s IPO, the Group CEO can be appointed and removed by approval or consent of (i) Shareholders holding at least 3/4 of the outstanding Ordinary Shares (excluding the Ordinary Shares directly or indirectly held by the Group CEO and any Ordinary Shares convertible or converted from any Preferred Shares) and (ii) Shareholders holding at least 3/4 of the outstanding Preferred Shares. Upon and after the consummation of the Company’s IPO, so long as the Management Founder directly or indirectly holds at least 9,636,107 Shares (representing 1% of the Ordinary Shares held by the Management Founder prior to the Closing) (as adjusted for Recapitalizations), he shall be the Group CEO (the “Group CEO”), provided that, if and to the extent that (A) the Management Founder has been convicted of a felony or any crime involving fraud or misrepresentation or violation of applicable securities laws and such conviction causes (x) the Management Founder unable to perform his duty as the Group CEO for consecutive six months as well as (y) a material adverse effect to the Group (taken as a whole), or (B) the Management Founder directly or indirectly holds less than 9,636,107 Shares, the Board shall have the right, by way of the consent of a simple majority, to appoint a successor to replace the Management Founder as the Group CEO.

(ii)    Except for the Matters Reserved to the Shareholders’ Meeting and the Matters Reserved to the Board under these Articles, the Board shall delegate to the management of the Company (the “Management Authority”) the power to determine all matters of the Group Companies, to the extent permitted by Applicable Laws.

7.    Dividend

7.1    No dividend, whether in cash, in property or in shares of the Company, shall be paid on any class of Shares other than the Preferred Shares, unless and until a preferential dividend in cash is, in advance, paid in full in accordance with Section 7.2, Section 7.3 and Section 7.4 below.

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7.2    Each holder of the Series A-16 Preferred Shares shall be entitled to receive, on a pro rata basis, out of any funds legally available therefor, non-cumulative annual dividends at the simple rate of eight percent (8%) per annum of the Series A-16 Original Purchase Price (as adjusted for any Recapitalizations) for each of its Series A-16 Preferred Shares calculated from the applicable date on which the Company received the full subscription price for such Series A-16 Preferred Share from such holder of the Series A-16 Preferred Shares , prior and in preference to any declaration or payment of any dividend on the Series A Preferred Shares other than the Series A-16 Preferred Shares or the Ordinary Shares. Such dividends on Series A-16 Preferred Shares shall be payable if, as and when declared by the Board.

7.3    After the holders of the Series A-16 Preferred Shares have received their preferential dividends, each holder of the Series A-15 Preferred Shares shall be entitled to receive, on a pro rata basis, out of any funds legally available therefor, non-cumulative annual dividends at the simple rate of eight percent (8%) per annum of the Series A-15 Original Purchase Price (as adjusted for any Recapitalizations) for each of its Series A-15 Preferred Shares calculated from the applicable date on which the Company received the full subscription price for such Series A-15 Preferred Share from such holder of the Series A-15 Preferred Shares, prior and in preference to any declaration or payment of any dividend on the Series A Preferred Shares other than the Series A-15 Preferred Shares or the Ordinary Shares. Such dividends on Series A-15 Preferred Shares shall be payable if, as and when declared by the Board.

7.4    After the holders of the Series A-15 Preferred Shares and the Series A-16 Preferred Shares have received their preferential dividends, each holder of the Series A Preferred Shares other than the Series A-15 Preferred Shares and the Series A-16 Preferred Shares shall be entitled to receive, on a pro rata basis, out of any funds legally available therefor, non-cumulative annual dividends at the simple rate of eight percent (8%) per annum of the applicable Series A Original Purchase Price for each of its Series A Preferred Shares (as adjusted for any Recapitalizations) calculated from the Effective Time, payable if, as and when declared by the Board.

7.5    After the holders of the Preferred Shares have received their priority dividends, the holders of the Preferred Shares shall also be entitled to participate pro rata (on an as-converted basis) together with the holders of the Ordinary Shares in any dividends set aside for or paid to in any fiscal year the holders of Ordinary Shares.

7.6    This Section 7 shall be terminated upon the consummation of a Qualified IPO or any other initial public offering involving any of the Group Companies.

8.    Liquidation Rights

8.1    Liquidation Preference.

(i)    Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary (a “Liquidation Event”), all assets and funds of the Company legally available for distribution to the Shareholders shall be distributed to the Shareholders as follows:

(A)    First, each holder of the Series A-16 Preferred Shares shall be entitled to receive, on parity with each other holder of the Series A-16 Preferred Shares and on a pro rata basis, an amount equal to the Preferred Liquidation Amount of the Series A-16 Preferred Shares for each of such holder’s Series A-16 Preferred Shares. If, upon any such liquidation, distribution, or winding up, the assets of the Company shall be insufficient to make payment of the foregoing amounts in full on all the Series A-16 Preferred Shares, then such assets shall be all distributed among the holders of the Series A-16 Preferred Shares, ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon pursuant to this Section 8.1(i)(B)

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(B)    Second, after each holder of the Series A-16 Preferred Shares has received the Preferred Liquidation Amount for all of its Series A-16 Preferred Shares, each holder of the Series A-15 Preferred Shares shall be entitled to receive, on parity with each other holder of the Series A-15 Preferred Shares and on a pro rata basis, an amount equal to the Preferred Liquidation Amount of the Series A-15 Preferred Shares for each of its Series A-15 Preferred Shares. If, upon any such liquidation, distribution, or winding up, the assets of the Company shall be insufficient to make payment of the foregoing amounts in full on all the Series A-15 Preferred Shares, then such assets shall be all distributed among the holders of the Series A-15 Preferred Shares, ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon pursuant to this Section 8.1(i)(B)

(C)    Third, after each holder of the Series A-16 Preferred Shares and the Series A-15 Preferred Shares has received the Preferred Liquidation Amount for all of its Series A-16 Preferred Shares or Series A-15 Preferred Shares, each holder of the Series A Preferred Shares other than the Series A-16 Preferred Shares and the Series A-15 Preferred Shares shall be entitled to receive, on parity with each other and on a pro rata basis, an amount equal to the Preferred Liquidation Amount of such holder’s Series A Preferred Shares for each of such holder’s Series A Preferred Shares. If, upon any such liquidation, distribution, or winding up, the assets of the Company shall be insufficient to make payment of the foregoing amounts in full on all the Series A Preferred Shares other than the Series A-16 Preferred Shares and the Series A-15 Preferred Shares, then such assets shall be all distributed among the holders of the Series A Preferred Shares other than the Series A-16 Preferred Shares and the Series A-15 Preferred Shares, ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon pursuant to this Section 8.1(i)(C).

(D)    Fourth, after each holder of the Series A Preferred Shares has received the Preferred Liquidation Amount of such holder’s Series A Preferred Shares for all of such holder’s Series A Preferred Shares, each holder of the Series A-16 Preferred Shares shall be entitled to receive for each of its Series A-16 Preferred Shares, on parity with each other holder of the Series A-16 Preferred Shares and on a pro rata basis, an amount equal to the difference between the Series A-16 Preference Amount and the Preferred Liquidation Amount of the Series A-16 Preferred Shares. If, upon any such liquidation, distribution, or winding up, the assets of the Company shall be insufficient to make payment of the foregoing amounts in full on all the Series A-16 Preferred Shares, then such assets shall be all distributed among the holders of the Series A-16 Preferred Shares, ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon pursuant to this Section 8.1(i)(D).

(E)    Fifth, after each holder of the Series A-16 Preferred Shares has received the Series A-16 Preference Amount for all of its Series A-16 Preferred Shares, each holder of the Series A-15 Preferred Shares shall be entitled to receive for each of its Series A-15 Preferred Shares, on parity with each other holder of the Series A-15 Preferred Shares and on a pro rata basis, an amount equal to the difference between the Series A-15 Preference Amount and the Preferred Liquidation Amount of the Series A-15 Preferred Shares. If, upon any such liquidation, distribution, or winding up, the assets of the Company shall be insufficient to make payment of the foregoing amounts in full on all the Series A-15 Preferred Shares, then such assets shall be all distributed among the holders of the Series A-15 Preferred Shares, ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon pursuant to this Section 8.1(i)(E)

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(F)    Sixth, after each holder of the Series A-16 Preferred Shares and the Series A-15 Preferred Shares has received the Series A-16 Preferred Shares Preference Amount and the Series A-15 Preference Amount for all of its Series A-16 Preferred Shares or Series A-15 Preferred Shares, each holder of the Series A Preferred Shares other than the Series A-16 Preferred Shares and the Series A-15 Preferred Shares shall be entitled to receive for each of its Series A Preferred Share, on parity with each other holder of the Series A Preferred Shares (other than the holders of the Series A-16 Preferred Shares and the Series A-15 Preferred Shares) and on a pro rata basis, an amount equal to the difference between the Series A Preference Amount and the Preferred Liquidation Amount (in each case, with respect to each applicable Series A Preferred Share (other than the Series A-16 Preferred Share and the Series A-15 Preferred Share). If, upon any such liquidation, distribution, or winding up, the assets of the Company shall be insufficient to make payment of the foregoing amounts in full on all the Series A Preferred Shares other than the Series A-16 Preferred Shares and the Series A-15 Preferred Shares, then such assets shall be all distributed among the holders of the Series A Preferred Shares other than the Series A-16 Preferred Shares and the Series A-15 Preferred Shares, ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon pursuant to this Section 8.1(i)(F).

(G)    After distribution or payment in full of the Series A Preference Amount, the remaining assets of the Company available for distribution shall be distributed ratably among all the Shareholders in proportion to the number of the outstanding Class A Ordinary Shares held by them (calculated on an as-converted basis).

(ii)    Notwithstanding any provision to the contrary in this Section 8.1, if the Company’s total valuation implies a per share price of the Company’s Shares on as-converted basis (as adjusted for any Recapitalizations) of no less than 150% of the Series A-16 Original Purchase Price in any Liquidation Event, then all proceeds resulting from such Liquidation Event shall be distributed ratably among the Shareholders, in accordance with the number of the Class A Ordinary Shares held by such holder (calculated on an as-converted basis).

8.2    Liquidation on Change of Control. A Change of Control shall be treated as a Liquidation Event pursuant to Section 8.1 unless it (x) is waived by the Requisite Shareholders or (y) is a Drag-Along Sale. All the proceeds or consideration received as a result of a Change of Control shall be distributed pursuant to Section 8.1. In the event of a Change of Control, if the consideration received by the Company is other than cash, the value of such non-cash consideration will be deemed its fair market value. Any securities shall be valued as follows:

(i)    Securities not subject to investment letter or other similar restrictions on free marketability covered by Section 8.2(i) below:

(A)    if traded on a securities exchange or through the Qualified Exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the thirty (30)-day period ending three (3) days prior to the closing;

(B)    if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day-period ending three (3) days prior to the closing; and

(C)    if there is no active public market, the value shall be the fair market value thereof, as determined by the Board acting in good faith, subject to the approval of the Majority Shareholders.

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(ii)    The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined pursuant to subparagraphs (A), (B) and (C) above to reflect the approximate fair market value thereof, as determined by the Board, subject to the approval of the Majority Shareholders.

8.3    Liquidation Notice. Written notice of any Liquidation Event, stating a record date or date on which a record shall be taken with respect to such Liquidation Event shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, not less than twenty (20) days prior to the record date stated therein, by the Company to the holders of the Preferred Shares, such notice to be addressed to each such holder at its address as shown by the records of the Company.

8.4    Termination of Liquidation Rights. The Liquidation Rights provided in this Section 8 shall be terminated upon the consummation of a Qualified IPO or any other initial public offering involving any of the Group Companies.

9.    Redemption Right. The Preferred Shares acquired by the Company pursuant to this Section 9 shall be cancelled and shall not be reissued. For the purpose of this Section 9, the General Redemption Right and the Series A-16 Redemption Right (both as defined below) are collectively referred to as the “Redemption Right”. Any holder of the Preferred Shares exercising the Redemption Right shall be referred to as the “Redemption Requesting Holders”. Any written request delivered by any holder of Preferred Shares to request the Company to redeem any Preferred Shares pursuant to this Section 9 shall be referred to as the “Redemption Request”.

9.1    General Redemption Right. At any time after the failure by the Company to complete a Qualified IPO on or before December 31, 2023, each holder of the Preferred Shares may, by written request to the Company, request the Company to redeem any or all of the outstanding Preferred Shares held by such holder in accordance with the terms and conditions under this Section 9 (the “General Redemption Right”).

9.2    Series A-16 Redemption Right . If the general meeting of the Company has approved the Company to carry out an IPO and the pre-money valuation of the Company of such IPO may not meet the Company’s pre-money valuation standard of the Company a Qualified IPO, without prejudice to its General Redemption Right, each holder of the Series A-16 Preferred Shares who does not vote for such IPO in the general meeting shall have the right to send a written request to the Company (the “Series A-16 Redemption Request”) within 30 days after its receipt of the result of such general meeting to request the Company to redeem any or all of its outstanding Series A-16 Preferred Shares (the “Series A-16 Redemption Right”) in accordance with the terms and conditions under this Section 9. If after the general meeting of the Company has approved the Company to carry out an IPO (a Qualified IPO or otherwise), the Company subsequently becomes aware that the IPO it will complete may not meet the Company’s pre-money valuation standard of the requirements in the IPO plan as approved by the general meeting, the Board shall as soon as practically possible notify all shareholders of such information in writing and seek the consent of the Requisite Shareholders to an amended IPO plan (the “Non-qualified IPO Notice”). If the amended IPO plan contemplates an IPO that may not meet the Company’s pre-money valuation standard of a Qualified IPO, any holder of Series A-16 Preferred Shares shall have the right to, within five (5) Business Days following its receipt of the Non-qualified IPO Notice, send a written request to the Company to request the Company to redeem any or all of its outstanding Series A-16 Preferred Shares in accordance with the terms and conditions under this Section 9.

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9.3    Redemption Request. The Redemption Request shall be given by hand or by mail to the registered office of the Company, or by fax or email in accordance with the contact information set forth in Exhibit G at least sixty (60) days prior to the date set forth therein on which such Preferred Shares, as the case may be, are to be redeemed (and with respect to the Redemption Request given pursuant to Section 9.2, also within the time period as set forth under Section 9.2). If any holder of the Preferred Shares exercises its General Redemption Right pursuant to Section 9.1, the Company shall notify other holders of the Preferred Shares of the same within ten (10) days after receipt of the Redemption Request, and such holders may within ten (10) days thereafter elect to tag along with such Redemption Requesting Holders and request the Company to redeem any or all of the outstanding Preferred Shares held by them. Notwithstanding anything to the contrary contained in this Section 9, the Series A-16 Redemption Right may only be exercised by the holders of the Series A-16 Preferred Shares. The Preferred Shares which are requested for redemption by the Company pursuant to this Section 9 are hereinafter referred to as the “Redemption Shares”.

9.4    Redemption Price. Following receipt of the Redemption Request, the Company shall within thirty (30) calendar days thereafter give written notice (the “Redemption Notice”) to all holders of Redemption Shares, at the address last shown on the records of the Company for such holder. Such Redemption Notice shall specify the Redemption Date, and shall direct such holder to submit their share certificates (or an affidavit in respect of any lost certificates) to the Company on or before the Redemption Date. The redemption price for each of the Redemption Shares (with respect to each series of the Redemption Shares, the applicable “Redemption Price”) redeemed pursuant to this Section 9 shall be equal to (i) one hundred and thirty percent (130%) of the applicable Original Purchase Price (as adjusted for Recapitalizations), plus all dividends declared but unpaid with respect to each such Redemption Share of the Redemption Requesting Holders (in the case that the Redemption Shares are not the Series A-16 Preferred Shares); or (ii) the Series A-16 Original Purchase Price (as adjusted for Recapitalizations), plus an amount equal to a simple rate of 10% per annum for the Series A-16 Original Purchase Price, calculated for a period of time commencing from the date on which the consideration for such Redemption Shares are fully paid to the Company pursuant to the Subscription Agreement and ending on the date that the Preferred Redemption Amount is paid in full by the Company, which in total shall be no more than one hundred and thirty percent (130%) of the Series A-16 Original Purchase Price (as adjusted for Recapitalizations), plus all dividends declared but unpaid with respect to each such Redemption Share of the Redemption Requesting Holders (in the case that the Redemption Shares are the Series A-16 Preferred Shares).

9.5    Redemption Date. The redemption of any Redemption Shares pursuant to this Section 9 shall take place within thirty (30) days of the date of the Redemption Notice at the offices of the Company, or such earlier date or other place as the holders electing to redeem their Redemption Shares and the Company may mutually agree in writing (each, a “Redemption Date”). At a Redemption Date, subject to Applicable Laws, the Company shall, from any source of assets or funds legally available therefor, redeem each Redemption Share that has been submitted for redemption by paying in cash therefor the Redemption Price, against surrender by such holder at the Company’s principal office of the certificate representing such Share (or an affidavit in respect of any lost certificates). From and after a Redemption Date, if the Redemption Price has been received in full by the holders of the Redemption Shares, all rights of such holder shall cease with respect to such Redemption Shares, and such Redemption Shares shall be cancelled and not thereafter be transferred or be deemed outstanding for any purpose whatsoever.

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9.6    IFC/AMC Funds Redemption Right. Notwithstanding anything to the contrary contained herein, at any time after any material breach or violation by the Company of any of its obligations contained in Section 15.11 of the Shareholders’ Agreement and if such breach or violation is incapable of being cured (in the reasonable opinion of IFC and AMC Funds) or, if such breach or violation is capable of being cured (in the reasonable opinion of IFC and AMC Funds) but has not been cured within one hundred and twenty (120) days following the Company’s knowledge of such breach or violation, IFC and/or AMC Funds may, by written request to the Company (the “IFC/AMC Funds Request Notice”), require the Company to (i) waive the Company’s Right of First Refusal contemplated under Section 4.3, or (ii) redeem any or all of the outstanding Equity Securities of the Company held by such holders thereof, as the case may be, in accordance with the terms of this Section 9. The Equity Securities which are requested for redemption by the Company pursuant to this Section 9.6 are hereinafter referred to as the “IFC/AMC Funds Redemption Shares”. The IFC/AMC Funds Request Notice shall be given by hand or by mail to the registered office of the Company, or by fax or email in accordance with the contact information set forth in Exhibit G at least sixty (60) days prior to the date set forth therein on which such IFC/AMC Funds Redemption Shares, as the case may be, are to be redeemed. The redemption price for each of the IFC/AMC Redemption Shares (the “IFC/AMC Funds Redemption Price”) redeemed pursuant to this Section 9.6 shall be equal to one hundred and thirty percent (130%) of the applicable Original Purchase Price (as adjusted for Recapitalizations), plus all dividends declared but unpaid with respect to each such Redemption Share. The redemption of any IFC/AMC Funds Redemption Shares pursuant to this Section 9.6 shall take place on the proposed redemption date set forth in the IFC/AMC Funds Request Notice at the offices of the Company, or such earlier date or other place as the holders electing to redeem their IFC/AMC Funds Redemption Shares and the Company may mutually agree in writing (each, an “IFC/AMC Funds Redemption Date”). Section 9.3 shall apply, mutatis mutandis, to the redemption of the IFC/AMC Redemption Shares.

9.7    SVF Redemption Right. Notwithstanding anything to the contrary contained herein, at any time after any material breach or violation by the Company of any of its obligations contained in Section 16.5 of the Shareholders’ Agreement, if such breach or violation is incapable of being cured (in the reasonable opinion of SVF), or if such breach or violation is capable of being cured (in the reasonable opinion of SVF) but has not been cured within such one hundred and twenty (120) day period, then SVF may, by written request to the Company (the “SVF Special Request Notice”), require the Company to, at the option of SVF, either (A) waive the Company Right of First Refusal contemplated under Section 4.3 or (B) redeem any or all of the outstanding Equity Securities of the Company held by SVF, as the case may be, in accordance with the terms of this Section 9. The Equity Securities which are requested for redemption by the Company pursuant to this Section 9.7 are hereinafter referred to as the “SVF Special Redemption Shares”. The SVF Special Request Notice shall be given by hand or by mail to the registered office of the Company, or by fax or email in accordance with the contact information set forth in Exhibit G at least sixty (60) days prior to the date set forth therein on which such SVF Special Redemption Shares, are to be redeemed. The redemption price for each of the SVF Special Redemption Shares (the “SVF Special Redemption Price”) redeemed pursuant to this Section 9.7 shall be equal to (i) one hundred and thirty percent (130%) of the Series A-15 Original Purchase Price (as adjusted for Recapitalizations), plus all dividends declared but unpaid with respect to each such SVF Redemption Share (for Redemption Shares that are Series A-15 Preferred Shares) and (ii) the applicable Series A-16 Original Purchase Price (as adjusted for Recapitalizations), plus a simple rate of 10% per annum for the applicable Series A-16 Original Purchase Price, calculated for a period of time commencing from the date on which the consideration for such Redemption Shares are fully paid to the Company pursuant to the Subscription Agreement and ending on the date that the Preferred Redemption Amount is paid in full by the Company, which in total shall be no more than one hundred and thirty percent (130%) of the applicable Series A-16 Original Purchase Price (as adjusted for Recapitalizations), plus all dividends declared but unpaid with respect to each such SVF Redemption Share (for Redemption Shares that are Series A-16 Preferred Shares). The redemption of any SVF Special Redemption Shares pursuant to this Section 9.7 shall take place on the proposed redemption date set forth in the SVF Funds Request Notice at the offices of the Company, or such earlier date or other place as SVF and the Company may mutually agree in writing (each, an “SVF Special Redemption Date”). Section 9.3 shall apply, mutatis mutandis, to the redemption of the SVF Special Redemption Shares.

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9.8    Tagged Redemption Right. Within three (3) Business Days following receipt of any SVF Special Request Notice from SVF under Section 9.7, the Company shall send a written notice (such notice, a “Special Redemption Notice”) to Permira specifying receipt of the SVF Special Request Notice, the number of the Redemption Shares and the Company’s violation specified in the SVF Special Request Notice. Permira shall have the right to, by written request to the Company within fifteen (15) days after the receipt of the Special Redemption Notice, request the Company to redeem any or all of the outstanding Equity Securities of the Company held by Permira at applicable Redemption Price set forth in Section 9.4 (the “Tagged Redemption Right”). The Equity Securities which are requested for redemption by the Company pursuant to this Section 9.8 are hereinafter referred to as the “Permira Redemption Shares”.

9.9    Insufficient Funds of the Redemption Price.

(i)    If the Company fails to pay in full all the Redemption Price, the IFC/AMC Funds Redemption Price or the SVF Special Redemption Price (as the case may be) with respect to each Redemption Share, the IFC/AMC Funds Redemption Share, the SVF Special Redemption Share or the Permira Redemption Shares (as the case may be) at a Redemption Date, IFC/AMC Funds Redemption Date or SVF Special Redemption Date (as the case may be) because its assets or funds which are legally available on such date are insufficient or for any other reason, or if the Company is otherwise prohibited by Applicable Laws from making such redemption, (a) the Company shall, and each Shareholder shall approve the Company to, use its best efforts to increase the assets and funds which are legally available and to alleviate any other reason (including selling its assets and taking all other actions permitted under Applicable Law) and (b) those assets or funds which are legally available (the “Redemption Funds”) shall be paid and applied on the Redemption Date, IFC/AMC Funds Redemption Date or SVF Special Redemption Date (as the case may be) in the following order and manner:

(A)    If the holders of Series A-16 Preferred Shares exercised the Redemption Right (regardless of whether they are the Redemption Requesting Holders or are tagging along with other Redemption Requesting Holders, including SVF in the event that SVF exercises the SVF Redemption Right under Section 9.7 for the Series A-16 Preferred Shares held by it, and including that Permira exercises the Tagged Redemption Right under Section 9.8 for the Series A-16 Preferred Shares held by Permira), the Redemption Funds shall first be distributed ratably among holders of Series A-16 Preferred Shares in accordance with the number of Class A Ordinary Shares held by such holders (calculated on an as-converted basis) to pay for an amount up to the Preferred Redemption Amount for each Series A-16 Preferred Share.

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(B)    Subject to Section 9.9(i)(A), and after the holders of Series A-16 Preferred Shares have received in full its Preferred Redemption Amount under Section 9.9(i)(A), IFC and/or AMC Funds, when exercising its redemption rights pursuant to Section 9.6 and SVF, when exercising its redemption rights (for the Series A-15 Preferred Shares held by it) pursuant to Section 9.7, shall have the right to receive an amount up to the Preferred Redemption Amount for each IFC/AMC Funds Redemption Share or SVF Special Redemption Share, as the case may be, before any Redemption Funds may be paid to any other Shareholder, provided that, if IFC and/or AMC Funds exercised their redemption rights pursuant to Section 9.6 and SVF exercised its redemption right (for the Series A-15 Preferred Shares held by it) pursuant to Section 9.7, and the Redemption Funds are insufficient to pay in full the Preferred Redemption Amount to IFC and/or AMC Funds and SVF, then the Redemption Funds shall be distributed ratably among IFC and/or AMC Funds and SVF (for the Series A-15 Preferred Shares held by it) in accordance with the number of Class A Ordinary Shares held by them (calculated on an as-converted basis, and with respect to SVF, only the Class A Ordinary Shares convertible from the Series A-15 Preferred Shares held by it may be calculated) to pay for their Preferred Redemption Amounts.

(C)    Subject to Section 9.9(i)(B), after IFC and/or AMC Funds and SVF have received in full its Preferred Redemption Amount under Section 9.8(i)(B), if the holders of Series A-15 Preferred Shares exercise the Redemption Right (regardless of whether they are the Redemption Requesting Holders or are tagging along with other Redemption Requesting Holders), the Redemption Funds shall be distributed ratably among holders of Series A-15 Preferred Shares (other than SVF to the extent that SVF has received in full its Preferred Redemption Amount and IFC and/or AMC Funds to the extent that IFC and/or AMC Funds have received in full its Preferred Redemption Amount) in accordance with the number of Class A Ordinary Shares held by such holders (calculated on an as-converted basis) to pay for an amount up to the Preferred Redemption Amount for each Series A-15 Preferred Share..

(D)    Subject to Section 9.9(i)(C) and and after payment in full of the Preferred Redemption Amount for each Series A-15 Preferred Share under Section 9.9(i)(C), the Redemption Funds shall then be distributed ratably among the remaining holders of Redemption Shares (other than IFC/AMC Funds to the extent that IFC/AMC Funds have received in full its Preferred Redemption Amount) to pay for an amount up to the Preferred Redemption Amount for each Redemption Share held by such remaining holders, in accordance with the number of the Class A Ordinary Shares held by such holders (calculated on an as-converted basis).

(E)    After payment in full of the Preferred Redemption Amount to the Redemption Requesting Holders, IFC and/or AMC Funds and/or SVF (as the case may be), the Redemption Funds shall then be distributed ratably among holders of Series A-16 Preferred Shares, in accordance with the number of Class A Ordinary Shares held by such holders (calculated on an as-converted basis) until the Redemption Price for each Redemption Shares has been paid in full.

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(F)    Subject to Section 9.9(i)(E), and after payment in full of the Preferred Redemption Price to holders of Series A-16 Preferred Shares pursuant to Section 9.9(i)(E), the Redemption Funds shall then be distributed ratably among IFC and/or AMC Funds (if IFC and/or AMC Funds have exercised their redemption rights pursuant to Section 9.6) and SVF (if SVF has exercised its redemption rights (for the Series A-15 Preferred Shares held by it) pursuant to Section 9.7), in accordance with the number of the Class A Ordinary Shares held by them (calculated on as-converted basis) until the IFC/AMC Funds Redemption Price for each IFC/AMC Funds Redemption Share (if applicable) and/or SVF Special Redemption Price (for the Series A-15 Preferred Shares held by it) for each SVF Special Redemption Share (if applicable) have been paid in full.

(G)    Subject to Section 9.9(i)(F), and after payment in full of the IFC/AMC Funds Redemption Price for each IFC/AMC Funds Redemption Share (if applicable) and/or SVF Special Redemption Price for each SVF Special Redemption Share (if applicable), the Redemption Funds shall then be distributed ratably among holders of Series A-15 Preferred Shares (other than SVF to the extent that SVF has received in full the SVF Special Redemption Price and IFC and/or AMC Funds to the extent that IFC and/or AMC Funds have received in full the IFC/AMC Funds Redemption Price), in accordance with the number of Class A Ordinary Shares held by such holders (calculated on an as-converted basis) until the Redemption Price for each Redemption Shares has been paid in full.

(H)    Subject to Section 9.9(i)(G), and after payment in full of the aggregate Redemption Price for the Series A-15 Preferred Shares, any remaining Redemption Funds shall then be distributed ratably among the remaining holders of Redemption Shares (other than IFC/AMC Funds to the extent that IFC and/or AMC Funds have received in full the IFC/AMC Funds Redemption Price), in accordance with the number of Class A Ordinary Shares held by such holders (calculated on an as-converted basis).

(ii)    All assets or funds of the Company that become legally available for the redemption of Shares thereafter shall immediately be used to pay the redemption payment which the Company did not pay on the date that such redemption payments were due in accordance with Section 9.2, Section 9.6, Section 9.7 and Section 9.8 above. Subject to Applicable Laws, each Group Company shall transfer its assets and funds to the Company to enable the Company to satisfy its obligations under this Section 9.

(iii)    Without limiting any rights of the holders of the Redemption Shares, the IFC/AMC Funds Redemption Shares, the SVF Special Redemption Shares or the Permira Redemption Shares as the case may be, which are set forth in these Articles or are otherwise available under Applicable Laws, the balance of any Redemption Shares, IFC/AMC Funds Redemption Shares, SVF Special Redemption Shares or the Permira Redemption Shares, as the case may be, subject to redemption hereunder with respect to which the Company has become obligated to pay the Redemption Price, the IFC/AMC Funds Redemption Price, the SVF Special Redemption Price or Permira’s Redemption Price under Section 9.8, as the case may be, but which it has not paid in full shall continue to have all the powers, designations, preferences and relative participating, optional, and other special rights (including, the rights to preferential dividends) which such Redemption Shares, IFC/AMC Funds Redemption Shares, SVF Special Redemption Shares or the Permira Redemption Shares, as the case may be, had prior to such date, until the Redemption Price, IFC/AMC Funds Redemption Price, SVF Special Redemption Price or Permira’s Redemption Price under Section 9.8, as the case may be, has been paid in full with respect to such Redemption Shares, IFC/AMC Funds Redemption Shares, SVF Special Redemption Shares or Permira Redemption Shares, as the case may be.

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9.10    Termination of Redemption Rights. The Redemption Rights provided in this Section 9 shall be terminated upon the consummation of a Qualified IPO or any other initial public offering involving any of the Group Companies.

10.    Conversion Right. The holders (the “CR Holders”) of the Preferred Shares (the “CR Shares”) shall have the following rights described below with respect to the conversion of such CR Shares into Class A Ordinary Shares.

10.1    Optional Conversion.

(i)    Each CR Holder shall be entitled to convert any or all of its CR Shares at any time, without the payment of any additional consideration, into such number of fully paid and non-assessable Class A Ordinary Shares per CR Share, determined as follows. The number of Class A Ordinary Shares to which a holder shall be entitled upon conversion of any CR Share shall be equal to the applicable Original Purchase Price for such CR Share Price divided by the then-effective applicable Conversion Price for such CR Share. The initial Conversion Price of each Series A Preferred Share shall be equal to the applicable Original Purchase Price for such Share. For the avoidance of doubt, the initial conversion ratio for CR Shares to Class A Ordinary Shares shall be 1:1, subject to adjustments of the Conversion Price, as set forth below, provided that the Conversion Price shall not be less than the par value of the Class A Ordinary Shares. Such conversion shall be effected by the redemption of the CR Shares each at the applicable Original Purchase Price, and the application of the proceeds thereof in consideration for the issue to the relevant holder of the appropriate number of Class A Ordinary Shares at the Conversion Price. All rights incidental to the CR Shares (including the rights to any declared but unpaid dividends) shall terminate automatically upon any conversion of such CR Shares into Class A Ordinary Shares.

(ii)    The CR Holder who desires to convert its CR Shares into Class A Ordinary Shares shall surrender the certificate or certificates therefor (or an affidavit in respect of any lost certificates), duly endorsed, at the office of the Company or any transfer agent for the CR Shares, and shall give written notice to the Company at such office that such CR Holder has elected to convert such CR Shares. Such notice shall state the number of the CR Shares being converted. Thereupon, the Company shall promptly (and in any event within five (5) Business Days) issue and deliver to such CR Holder at such office a certificate or certificates for the number of Class A Ordinary Shares to which the CR Holder is entitled and shall update the register of members accordingly. No fractional Class A Ordinary Shares shall be issued upon conversion of the CR Shares, and the number of Class A Ordinary Shares to be so issued to a CR Holder upon the conversion of such CR Shares (after aggregating all fractional Class A Ordinary Shares that would be issued to such holder) shall be rounded to the nearest whole Class A Ordinary Share (with one-half being rounded upward). Such conversion shall be deemed to have been made at the close of business on the date of the surrender of the certificates (or an affidavit in respect of any lost certificates) representing the CR Shares to be converted and when the register of members is updated, and the holder entitled to receive the Class A Ordinary Shares issuable upon such conversion shall be treated for all purposes as the record holder of such Class A Ordinary Shares on such date.

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10.2    Automatic Conversion.

(i)    Each CR Share shall automatically be converted into the appropriate number of fully-paid, non-assessable Class A Ordinary Shares at the then-effective and applicable Conversion Price upon the earlier of: (a) immediately prior to the consummation of a Qualified IPO, or (b) the written consents of Majority Series A Preferred Holders, provided that (i) the conversion of Series A-16 Preferred Shares into Class A Ordinary Shares under this Section 10.2 shall require the prior written approval of the holder(s) of a majority of the Series A-16 Preferred Shares, and (ii) the conversion of Series A-15 Preferred Shares into Class A Ordinary Shares under this Section 10.2 shall require the prior written approval of the holder(s) of a majority of the Series A-15 Preferred Shares. Any automatic conversion of CR Shares made pursuant to this Section 10.2 shall be effected automatically by the redemption of the requisite number of CR Shares at the applicable Original Purchase Price and the issuance of the appropriate number of Class A Ordinary Shares at the then-effective Conversion Price.

(ii)    In the event of an automatic conversion of the CR Shares pursuant to Section 10.2(i), all outstanding CR Shares shall be converted automatically without any further action by the CR Holders and whether or not the certificates representing such CR Shares are surrendered to the Company or its transfer agent in respect of such class or series of CR Shares. The Company shall give notices to the CR Holders of an automatic conversion at least twenty (20) Business Days prior to the date of conversion and as soon as practicable following the written consents required under Section 10.2(i) above. The Company shall not issue certificates in respect of any Class A Ordinary Shares into which the CR Shares have been converted upon automatic conversion unless the certificates in respect of the CR Shares so converted are either delivered to the registered office of the Company or to the office of its transfer agent in respect of such CR Shares or the CR Holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates.

10.3    Adjustment to Conversion Price. The Conversion Price shall be adjusted from time to time as provided below:

(i)    Adjustment for Share Splits and Combinations. In the event that the outstanding Class A Ordinary Shares shall be subdivided (by share dividend, share split, or otherwise) into a greater number of Class A Ordinary Shares, the Conversion Price then in effect shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding Class A Ordinary Shares shall be combined or consolidated, by reclassification or otherwise, into a lesser number of Class A Ordinary Shares, the Conversion Price then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

(ii)    Adjustment for Class A Ordinary Shares Dividends and Distributions. If the Company makes (or fixes a record date for the determination of holders of Class A Ordinary Shares entitled to receive) a dividend or other distribution to the holders of Class A Ordinary Shares payable in additional Class A Ordinary Shares, the Conversion Price then in effect shall be decreased as of the time of such issuance (or in the event such record date is fixed, as of the close of business on such record date) by multiplying such Conversion Price then in effect by a fraction (i) the numerator of which is the total number of Class A Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of Class A Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Class A Ordinary Shares issuable in payment of such dividend or distribution.

Sch. A-40

(iii)    Adjustments for Reorganizations, Mergers, Consolidations, Reclassifications, Exchanges, Substitutions. If at any time, or from time to time, any capital reorganization or reclassification of the Class A Ordinary Shares (other than as a result of a share dividend, subdivision, split or combination otherwise treated above) occurs or the Company is consolidated, merged or amalgamated with or into another Person (other than a consolidation, merger or amalgamation treated as a Liquidation Event pursuant to Section 8), then in any such event, provision shall be made so that, upon conversion of any CR Share thereafter, the holder of such CR Share shall receive the kind and amount of shares and other securities and property which the holder of such CR Share would have received had the CR Shares been converted into Class A Ordinary Shares on the date of such event, all subject to further adjustment as provided herein, or with respect to such other securities or property, in accordance with any terms applicable thereto.

(iv)    Adjustment of Conversion Price Upon Issuance of Shares Below Then-Effective Conversion Price.

(A)    Anti-Dilution Adjustment. In the event that any time after the date of the Shareholders’ Agreement, the Company shall issue or sell any New Securities without consideration or for a consideration per share less than the applicable Conversion Price in effect applicable to any Investor on the date of and immediately prior to such issuance, then the Conversion Price in effect applicable to such Investor shall be reduced, concurrently with such issue, to the price determined in accordance with the following formula:

CP2 = CP1* (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(1)    “CP2” shall mean the Conversion Price, as applicable, in effect immediately after such issue or sale of New Securities;

(2)    “CP1” shall mean the Conversion Price, as applicable, in effect immediately prior to such issue or sale of New Securities;

(3)    “A” shall mean the number of Class A Ordinary Shares outstanding immediately prior to such issue or sale of New Securities;

(4)    “B” shall mean the number of Class A Ordinary Shares that would have been issued or sold if such New Securities had been issued or sold at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Company in respect of such issue or sale by CP1); and

(5)    “C” shall mean the number of such New Securities issued or sold in such transaction.

For purposes of the above calculation, the number of Class A Ordinary Shares outstanding immediately prior to such issue or sale of New Securities shall be calculated assuming conversion or exercise of all Ordinary Share Equivalents.

If at any time, or from time to time, the Company issues any Ordinary Share Equivalents exercisable, convertible or exchangeable for New Securities Shares and the effective conversion price of such Ordinary Share Equivalents is less than the Conversion Price in effect immediately prior to such issuance, then, this Section 10.3(iv)(A) shall apply and, for purposes of calculating any adjustment with respect to the Conversion Price, at the time of such issuance the Company shall be deemed to have issued the maximum number of New Securities issuable upon the exercise, conversion or exchange of such Ordinary Share Equivalents and to have received in consideration for each New Security deemed issued an amount equal to the effective conversion price of such Ordinary Share Equivalents. In no event will any adjustment hereunder be made to the extent it would result in any New Securities being issued for an amount which is less than the then effective par value of such Shares.

Sch. A-41

(B)    Determination of Consideration. For the purpose of making any adjustment to the Conversion Price or number of the Class A Ordinary Shares issuable upon conversion of the CR Shares, as provided above:

(1)    To the extent it consists of cash, the consideration received by the Company for any issue or sale of securities shall be computed at the net amount of cash received by the Company after deduction of any underwriting or similar commissions, compensations, discounts or concessions paid or allowed by the Company in connection with such issue or sale;

(2)    To the extent it consists of property other than cash, consideration other than cash received by the Company for any issue or sale of securities shall be computed at the fair market value thereof (as determined in good faith by the Board), as of the date of the adoption of the resolution specifically authorizing such issue or sale, irrespective of any accounting treatment of such property; and

(3)    If any New Securities or Ordinary Share Equivalents exercisable, convertible or exchangeable for New Securities are issued or sold together with other Shares or other assets of the Company for consideration which covers both, the consideration received for the New Securities or such Ordinary Share Equivalents shall be computed as that portion of the consideration received (as determined in good faith by the Board) to be allocable to such New Securities or Ordinary Share Equivalents.

(v)    No Impairment. The Company shall not, by amendment of its Articles or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but rather shall at all times in good faith assist in the carrying out of all the provisions of this Section 10.3 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the CR Holders against impairment.

(vi)    Certificate of Adjustment. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 10, the Company at its expense shall promptly (and in any event within ten (10) Business Days) compute such adjustment or readjustment in accordance with the terms hereof and furnish to each CR Holder affected thereby a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall further, upon the written request at any time of any CR Holder, promptly (and in any event within ten (10) Business Days) furnish or cause to be furnished to such holder a like certificate setting forth (a) such adjustments and readjustments, (b) the Conversion Price at the time in effect, and (c) the number of Class A Ordinary Shares and the amount, if any, of other property which at the time would be received upon the conversion of CR Shares as of the date the written request was received.

Sch. A-42

(vii)    Other Dilutive Events. In case any event shall occur as to which the other provisions of this Section 10.3 are not strictly applicable, but the failure to make any adjustment to the Conversion Price would not fairly protect the conversion rights of the CR Holders in accordance with the essential intent and principles hereof, then, in each such case, the Company, in good faith, shall determine the appropriate adjustment to be made, on a basis consistent with the essential intent and principles established in this Section 10.3, necessary to preserve, without dilution, the conversion rights of the CR Holders.

10.4    Reservation of Shares Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued Class A Ordinary Shares, solely for the purpose of effecting the conversion of the CR Shares, such number of its Class A Ordinary Shares as shall from time to time be sufficient to effect the conversion of all outstanding CR Shares. If at any time the number of authorized but unissued Class A Ordinary Shares shall not be sufficient to effect the conversion of all then outstanding CR Shares, the Company and its Shareholders will take such corporate action as may, in the opinion of the Company’s counsel, be necessary to increase the Company’s authorized but unissued Class A Ordinary Shares to such number of Class A Ordinary Shares as shall be sufficient for such purpose.

Sch. A-43

EXHIBIT A

COMPETITOR LIST

1.    56PINGTAI (Shanghai Tiandihui Supply Chain Management Co., LTD)

天地汇（上海天地汇供应链管理有限公司）

2.    Loji Logistics (Beijing Yunke Network Technology Co., LTD)

骡迹智慧物流（北京运科网络科技有限公司）

3.    Transfer Logistics (Transfar Group Co., LTD)

传化物流（传化集团有限公司）

4.    Linan Logistics (Guangdong Linan Group)

林安物流（广东林安集团）

5.    G7 (Beijing Huitong Tianxia Logistics and Technology Co., LTD)

G7 货运人（北京汇通天下物联科技有限公司）

6.    HDC56 (Shenzhen Yiliu Technology Co., LTD)

好多车（ 深圳市易流车联信息技术有限公司）

7.    Log56.com (Hefei Weitian Yuntong Information Technology Co., LTD)

管车宝（合肥维天运通信息科技股份有限公司）

8.    ForU (Nanjing ForU Online Electronic Commerce Co., LTD)

福佑（南京福佑在线电子商务有限公司）

The English version above for this Competitor List is for reference purpose only. For any conflict between the Chinese version and the English version in this Exhibit A, the Chinese version shall be prevailed.

EXHIBIT B-1

YMM Founder

ZHANG Hui (张晖), a citizen of the PRC with his ID card number of ******

YMM Founder Holding Company

Full Load Logistics Information Co. Ltd

EXHIBIT B-2

HCB Founders

NO.	HCB Founder Name and ID Information	HCB Founder Holding Companies
1.	Wenjian DAI (戴文建), a citizen of the PRC with his ID card number of ******	Dai WJ Holdings Limited

2.	Peng LUO (罗鹏), a citizen of the PRC with his ID card number of ******	Luo P Holdings Limited

3.	Tianguang TANG (唐天广), a citizen of the PRC with his ID card number of ******	Tang TG Holdings Limited

4.	Xianfu LIU (刘显付), a citizen of the PRC with his ID card number of ******	Liu XF Holdings Limited

5.	Yun DAI (戴芸), a permanent resident of Hong Kong with her passport number of ******	Great Oak Trading LTD.

EXHIBIT C-1

YMM Investors

NO.	YMM Investor Short Name	YMM Investor Full Name and Registered Office
1.	Truck Work

Truck Work Logistics Information Co. Ltd,

a company incorporated in the British Virgin Islands whose registered office is at Portcullis Chambers, 4th Floor, Ellen Skelton Building, 3076 Sir Francis Drake Highway, Road Town, Tortola, British Virgin Islands VG1110.

2.	Lightspeed

Lightspeed China Partners I, L.P.,

a partnership incorporated in Cayman Islands whose registered office is at P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

Lightspeed China Partners I-A, L.P.,

a partnership incorporated in Cayman Islands whose registered office is at P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

3.	Sequoia Capital

SCC Venture V Holdco I, Ltd.,

a company incorporated in Cayman Islands whose registered office is at Codan Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman KY1-1111, Cayman Islands.

4.	Yunfeng	Sunshine Logistics Investment Limited, a company incorporated in British Virgin Islands whose registered office is at 171 Main Street, Road Town, Tortola VG1110, British Virgin Islands.

5.	Capital Champion

Capital Champion Holdings Limited,

a company incorporated in British Virgin Islands whose registered office is at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands.

NO.	YMM Investor Short Name	YMM Investor Full Name and Registered Office
6.	Nanjing Aide

Nanjing Ai De Fu Luo Na Information Technology Investment Partnership (Limited Partnership),

a partnership incorporated in China whose registered office is at East Unit 3, Building 01, Dajianyin Lane No. 16, Gulou District, Nanjing, China.

7.	Xiang He	Xiang He Fund L.P., a partnership incorporated in Cayman Islands whose registered office is at P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

8.	GGV

GGV Capital VI L.P.,

a partnership incorporated in Cayman Islands whose registered office is at P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

GGV Capital VI Entrepreneurs Fund L.P.,

a partnership incorporated in Cayman Islands whose registered office is at P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

9.	CMC	CMC Scania Holdings Limited, a company incorporated in Cayman Islands whose registered office is at Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands.

10.	Tiger	Internet Fund IV Pte. Ltd., a company incorporated in Singapore whose registered office is at 8 Temasek Boulevard #32-02, Suntec Tower Three, Singapore (038988).

NO.	YMM Investor Short Name	YMM Investor Full Name and Registered Office
11.	Artist Growth

Artist Growth Opportunity Fund I LP

a company incorporated in USA with registered office at 20 West 55th Street, New York NY 10019, USA

Artist Growth Opportunity I LP

a company incorporated in USA with registered office at 20 West 55th Street, New York NY 10019, USA

12.	Tyrus	Tyrus-DA Global Sharing Economy No.2 a company incorporated in South Korea with registered office at 2nd Floor, 39 Teheran-ro 87-gil, Gangnam-gu, Seoul, South Korea 06166

EXHIBIT C-2

HCB Investors

NO.	HCB Investor Short Name	HCB Investor Full Name and Registered Office
1.	Tencent

Morespark Limited,

a company incorporated in Hong Kong whose registered office is at 29/F, Three Pacific Place, 1 Queen’s Road East Wanchai, Hong Kong.

Tencent Mobility Limited,

a company incorporated in Hong Kong whose registered office is at 29/F, Three Pacific Place, 1 Queen’s Road East, Wanchai, Hong Kong.

2.	Eastern Bell	Eastern Bell V Investment Limited, a company incorporated in the British Virgin Islands whose registered office is at Trinity Chambers, PO Box 4301, Road Town, Tortola, British Virgin Islands.

3.	Hillhouse	Hillhouse TCA TRK Holdings Limited, a company incorporated in the British Virgin Islands whose registered office is at Trinity Chambers, PO Box 4301, Road Town, Tortola, British Virgin Islands.

4.	Genesis

Genesis Capital I LP,

an exempted limited partnership duly incorporated and validly existing under the laws of Cayman Islands, with its registered office at c/o MourantOzannes Corporate Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, PO Box 1348, Grand Cayman KY1-1108, Cayman Islands

5.	All-Stars	All-Stars SP VI Limited Registered Address - Nemours Chambers, Road Town, Tortola, British Virgin Islands

6.	IFC	International Finance Corporation 2121 Pennsylvania Avenue, N.W. Washington, D.C. 20433 United States of America

NO.	HCB Investor Short Name	HCB Investor Full Name and Registered Office
7.	TYP Holdings, LLC	TYP Holdings, LLC Registered Address: 650 5th Ave, Suite 3301, New York NY, 10019

8.	Teng Yue Partners Master Fund, LP	Teng Yue Partners Master Fund, LP Registered Address: Teng Yue Partners Master Fund, LP Mourant Ozannes 94 Solaris Avenue Camana Bay P.O. Box 1348 Grand Cayman, KY1- 1108 Cayman Islands

9.	Catalyst Fund	IFC Catalyst Fund, LP, a limited partnership established under the laws of Scotland, with its business address at 2121 Pennsylvania Avenue NW, Washington D.C. 20433

10.	GEM Fund	IFC Global Emerging Markets Fund of Funds, LP, a limited partnership established under the laws of England, with its business address at 2121 Pennsylvania Avenue NW, Washington D.C. 20433

11.	Techgiant	Techgiant Limited, a company registered in the British Virgin Islands;

12.	Baidu Capital	Baidu Capital L.P. Registered Address: PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands

13.	Champion Elite	Champion Elite Global Limited Registered address: Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands

NO.	HCB Investor Short Name	HCB Investor Full Name and Registered Office
14.	GC GEM

GC GEM Co-investment Limited

an exempted limited liability company incorporated in the Cayman Islands whose registered office is at Mourant Governance Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, PO Box 1348, Grand Cayman KY1-1108

15.	Guiyang VC

Guiyang Venture Capital Co., Ltd.(贵阳市创业投资有限公司)

a company incorporated in the PRC whose registered office is at 10th Floor B Tower China Aluminum Sci&Tech Building, No.2 JingZhu Road, GuanShanhu District, Guiyang City, GuiZhou Province, PRC.

EXHIBIT C-3

Series A-15 Investors

No	Series A-15 Investor Short Name	Series A-15 Investor Full Name and Registered Office
1.	Zhang Hui

Full Load Logistics Information Co. Ltd

a company incorporated in the British Virgin Islands whose registered office is at Portcullis Chambers, 4th Floor, Ellen Skelton Building, 3076 Sir Francis Drake Highway, Road Town, Tortola, British Virgin Islands, VG1110.

2.	Wang Gang

Super Trolley Investment Limited

a company incorporated in the British Virgin Islands whose registered office is at Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands.

Super Mini Investment Limited

a company incorporated in the British Virgin Islands whose registered office is at Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands.

Super Kar Investment Limited

a company incorporated in the British Virgin Islands whose registered office is at Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands.

Super Van Investment Limited

a company incorporated in the British Virgin Islands whose registered office is at Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands.

Super Truck Investment Limited

a company incorporated in the British Virgin Islands whose registered office is at Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands.

3.	Lightspeed

LIGHTSPEED VENTURE PARTNERS SELECT II, L.P.

a partnership incorporated in the Cayman Islands whose registered address is at C/O Maples Corporate Services Limited, Ugland House, South Church Street, George Town, Grand Cayman KY1-9002, Cayman Islands.

No	Series A-15 Investor Short Name	Series A-15 Investor Full Name and Registered Office
4.	Tencent	Tencent Mobility Limited, a company incorporated in Hong Kong whose registered office is at 29/F, Three Pacific Place, 1 Queen’s Road East, Wanchai, Hong Kong.

5.	Sequoia Capital

SCC GROWTH IV 2018-H, L.P.

a partnership incorporated in the Cayman Islands whose registered office is at Conyers Trust Company (Cayman) Limited Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman, KY1-1111, Cayman Islands.

6.	All-Stars

All-Stars PESP II Limited

a company incorporated in the British Virgin Islands whose registered office is at Intertrust Corporate Services (BVI) Limited, Ritter House, Wickhams Cay II, Road Town, VG1110, Tortola, British Virgin Islands.

All-Stars SP VIII Limited

a company incorporated in the British Virgin Islands whose registered office is at Intertrust Corporate Services (BVI) Limited, Ritter House, Wickhams Cay II, Road Town, VG1110, Tortola, British Virgin Islands.

7.	Genesis

Genesis Capital I LP,

an exempted limited partnership incorporated in the Cayman Islands whose registered office is at c/o MourantOzannes Corporate Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, PO Box 1348, Grand Cayman KY1-1108, Cayman Islands.

8.	Eastern Bell

Eastern Bell International II Limited

a company incorporated in the British Virgin Islands whose registered office is at CCS Trustees Limited, 263 Main Street, Road Town, Tortola, British Virgin Islands.

9.	Hillhouse

Hillhouse TRK-III Holdings Limited

a company incorporated in the Cayman Islands whose registered office is at the offices of Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands.

No	Series A-15 Investor Short Name	Series A-15 Investor Full Name and Registered Office

10.	Teng Yue

Teng Yue Partners Master Fund, LP

a partnership incorporated in the Cayman Islands whose registered office is at Mourant Ozannes 94 Solaris Avenue Camana Bay P.O. Box 1348, Grand Cayman, KY1-1108 Cayman Islands.

Teng Yue Partners RDLT, LP

a partnership incorporated in the Cayman Island whose registered office is at 94 Solaris Avenue, Camana Bay, PO Box 1348, Grand Cayman, KY1-1108, Cayman Island.

11.	IFC

IFC CATALYST FUND, LP

a limited partnership established under the laws of Scotland, with its business address at 2121 Pennsylvania Avenue NW, Washington D.C. 20433.

IFC GLOBAL EMERGING MARKETS FUND OF FUNDS, LP

a limited partnership established under the laws of Scotland, with its business address at 2121 Pennsylvania Avenue NW, Washington D.C. 20433.

12.	Capital Champion

Capital Champion Holdings Limited,

a company incorporated in the British Virgin Islands whose registered office is at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands.

13.	Xiang He	Xiang He Fund I, L.P. a partnership incorporated in the Cayman Islands whose registered office is at P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

14.	GGV

GGV Capital VI L.P.,

a partnership incorporated in the Cayman Islands whose registered office is at P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

GGV Capital VI Entrepreneurs Fund L.P.,

a partnership incorporated in the Cayman Islands whose registered office is at P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

No	Series A-15 Investor Short Name	Series A-15 Investor Full Name and Registered Office
15.	SVF	SVF Truck (Singapore) Pte. Ltd. a company incorporated in Singapore whose registered office is at 138 Market Street #27-01A, Capitagreen, Singapore 048946.

16.	China Reform Fund	Propitious Morningstar Limited a company incorporated in Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola VG1110, British Virgin Islands

17.	CII Fund

China Internet Investment Fund (Limited Partnership),

a partnership incorporated in PRC whose registered office is at A032, 1ST Floor, No. 2 Building, Keyuan Road No. 18, Daxing Economic Development Zone, Daxing District, Beijing(A032北京市大兴区大兴经济开发区科苑路18号 2幢一层A032号).

18.	Farallon Capital	Kite Holdings, LLC a partnership incorporated in the USA whose registered office is at Corporate Service Company, 251 Little Falls Drive, Wilmington, DE 19808, USA.

19.	CapitalG	CapitalG LP a partnership incorporated in the USA whose registered office is at 251 Little Falls Drive Wilmington, DE 19808, USA.

20.	Baillie Gifford	Scottish Mortgage Investment Trust plc a company incorporated in the United Kingdom whose registered office is at Carlton Square, 1 Greenside Row, Edinburgh EH1 3AN, United Kingdom.

21.	Ward Ferry

WF ASIAN RECONNAISSANCE FUND LIMITED

a company incorporated in the Cayman Islands whose registered office is at c/o Intertrust Corporate Services (Cayman) Limited, 190 Elgin Ave, George Town, Grand Cayman KY1-9005, Cayman Islands.

No	Series A-15 Investor Short Name	Series A-15 Investor Full Name and Registered Office
22.	GSR	GSR VENTURES VI (SINGAPORE) PTE. LTD. a company incorporated in Singapore whose registered office is at 32 Pekin Street, #05-01, Singapore (048762).

23.	Riverhead Capital

Shanghai Shengjia Xinlue Investment Center LLP

a partnership incorporated in PRC whose registered office is at Unit 705-20, 438 Pu Dian Rd, China (Shanghai) Pilot Free Trade Zone, Shanghai, China P.R. (中国(上海)自由贸易试验区浦电路 438号705-20室)

24.	New World

Best Will Project Company Limited

a company incorporated in the British Virgin Islands whose registered office is at Portcullis Chambers, 4th Floor Ellen Skelton Building, 3076 Sir Francis Drake Highway, Road Town, Tortola, British Virgin Islands VG1110.

25.	Woodbury Capital

Woodbury Capital Management Limited

a company incorporated in the British Virgin Islands whose registered office is at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

26.	ABC International

DYNAMIC MOVE INVESTMENTS LIMITED

a company incorporated in the British Virgin Islands whose registered office is at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, British Virgin Islands.

27.	Jade Orchid	Jade Orchid Limited a company incorporated in the British Virgin Islands whose registered office is at Woodbourne Hall, Road Town, Tortola, British Virgin Islands.

28.	Rose World	Rose World Capital Limited a company incorporated in the British Virgin Islands whose registered office is at Intershore Chambers, Road Town, Tortola, British Virgin Islands.

29.	North Land

North Land Global Limited

a company incorporated in the British Virgin Islands whose registered office is at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

30.	Zhang Ning	Ning Zhang an individual whose address is at ******

EXHIBIT C-4

Series A-16 Investors

No	Series A-16 Investor Short Name	Series A-16 Investor Full Name and Registered Office
1.	SVF	SVF Truck (Singapore) Pte. Ltd. a company incorporated in Singapore whose registered office is at 138 Market Street #27-01A, Capitagreen, Singapore 048946.

2.	Sequoia Capital

SEQUOIA CAPITAL GLOBAL GROWTH FUND III – 2020-B, L.P.

a partnership incorporated in Cayman Islands whose registered office is at Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

SEQUOIA CAPITAL GLOBAL GROWTH FUND III – ENDURANCE PARTNERS, L.P.

a partnership incorporated in Cayman Islands whose registered office is at Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

3.	Permira	Permira PGO1 SPV Limited a limited liability company incorporated in Guernsey whose registered office is at First Floor, Albert House, South Esplanade, St Peter Port, Guernsey, GY1 1AJ.

4.	FIL

Fidelity China Special Situations PLC

a closed-ended investment company incorporated in England and Wales, whose registered office is at Beech Gate, Millfield Lane, Lower Kingswood, Tadworth, Surrey KT20 6RT, United Kingdom. (CSSIT)

Fidelity Investment Funds

an open-ended investment company incorporated in England and Wales, whose registered office is at Beech Gate, Millfield Lane, Lower Kingswood, Tadworth, Surrey KT20 6RT, United Kingdom. (CHCF & ASOP)

Fidelity Funds

an open-ended investment company incorporated in Luxembourg, whose registered office is at 2a, Rue Albert Borschette, BP2174, L-1021 Luxembourg. (F/CHC & F/AXJ)

Quilter Investors OEIC

an open-ended investment company incorporated as an investment company with variable capital whose registered office is Senator House, 85 Queen Victoria Street, London EC4V 4AB. (QUILA)

ERI-BayernInvest-Fonds Aktien Asien

a fund established in Germany. (ERIA7)

EXHIBIT D

OTHER ORDINARY SHAREHOLDERS

NO.	Other Ordinary Shareholder Short Name	Other Ordinary Shareholder Full Name and Registered Office
3.	Master Quality

Master Quality Group Limited

a company incorporated in the British Virgin Islands whose registered office is at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands

4.	Geng Xiaofang

Geng XF Holdings Limited

a company incorporated in the British Virgin Islands whose registered office is at Sertus Chambers, P.O. Box 905, Quastisky Building, Road Town, Tortola, British Virgin Islands

5.	Clouse S.A.	Clouse S.A. acting for the account of its compartment 27 whose address is at 5, Heienhaff, L-1736 Senningerberg Luxembourg.

6.	Star Beauty

Star Beauty Global Limited

a company incorporated in the British Virgin Islands whose registered office is at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands

7.	PESP VIII Limited	Intertrust Corporate Services (BVI) Limited, Ritter House, Wickhams Cay II, Road Town, Tortola VG1110, British, Virgin Islands

Exhibit E

LIST OF RESTRICTED TRANSFEREES

The following entities and any Affiliate of the following entities:

1.	Alibaba Group Holding Limited (阿里巴巴集团控股有限公司) (including Ant Financial Services Group (蚂蚁金融服务集团) and Cainiao Network Technology Co., Ltd. (菜鸟网络科技有限公司))

2.	JD.com, Inc. (京东集团) (including JD Finance (北京京东金融科技控股有限公司) and JD Logistics)

3.	Didi Chuxing Technology Co., Ltd. (滴滴出行科技有限公司)

4.	China Internet Plus Group/Meituan-Dianping (新美大集团)

Exhibit F

SERIES A ORIGINAL PURCHASE PRICE

Class of Shares	Original Purchase Price (per share)
Series A-1 Preferred Shares	US$0.03386
Series A-2 Preferred Shares	US$0.09305
Series A-3 Preferred Shares	US$0.09305
Series A-4 Preferred Shares	US$0.16048
Series A-5 Preferred Shares	US$0.00008468
Series A-6 Preferred Shares	US$0.00580000
Series A-7 Preferred Shares	US$0.02610000
Series A-8 Preferred Shares	US$0.07650000
Series A-9 Preferred Shares	US$0.10860000
Series A-10 Preferred Shares	US$0.13206567
Series A-11 Preferred Shares	US$0.16015426
Series A-12 Preferred Shares	US$0.165883292
Series A-13 Preferred Shares	US$0.16048 plus a fraction, the numerator of which is the total interest accrued and paid under the Loan Agreement (as defined under the Subscription Agreement) and the denominator of which is 186,944,757
Series A-14 Preferred Shares	US$0.16048
Series A-15 Preferred Shares	US$0.36740095
Series A-16 Preferred Shares	US$0.57436476

Exhibit G

CONTACT INFORMATION

Parties	Attention	Contact Address	Tel	Email
Group	Simon Cai	1717 Tianshan Road, Tianshan SOHO, T2 Building, 16th floor, Changning District, Shanghai, PRC	******	******@amh-group.com/ ******@amh-group.com

ZHANG Hui/Full Load Logistics Information Co. Ltd	Zhang Hui	******	******	******@qq.com

DAI Wenjian/Dai WJ Holdings Limited	DAI Wenjian	5/F, E5-1, Tianfu Software Park, High Tech District, Chengdu, Sichuan, PRC	/	******@56qq.com

LUO Peng/Luo P Holdings Limited	LUO Peng	5/F, E5-1, Tianfu Software Park, High Tech District, Chengdu, Sichuan, PRC	/	******@56qq.com

TANG Tianguang/Tang TG Holdings Limited	TANG Tianguang	5/F, E5-1, Tianfu Software Park, High Tech District, Chengdu, Sichuan, PRC	/	******@56qq.com

LIU Xianfu/Liu XF Holdings Limited	LIU Xianfu	5/F, E5-1, Tianfu Software Park, High Tech District, Chengdu, Sichuan, PRC	/	******@56qq.com

DAI Yun/Great Oak Trading Ltd.	Richard ZHANG	Room 601, 6/F, Block 3, Lingkong SOHO 968 Jinzhong Road, Changning, Shanghai, PRC	/	******@qq.com

GENG Xiaofang/Geng XF Holdings Limited	Geng Xiaofang	******	******	******@qq.com

DWJ Partners Limited	DAI Wenjian	5/F, E5-1, Tianfu Software Park, High Tech District, Chengdu, Sichuan, PRC	/	******@56qq.com

Tencent Mobility Limited	Compliance and Transactions Department Mergers and Acquisitions Department	c/o Tencent Holdings Limited Level 29, Three Pacific Place 1 Queen’s Road East Wanchai, Hong Kong
with a copy to:
		Tencent Building, Keji Zhongyi Avenue, Hi-tech Park, Nanshan District, Shenzhen 518057, PRC	/	******@tencent.com ******@tencent.com

Morespark Limited	Compliance and Transactions Department Mergers and Acquisitions Department	c/o Tencent Holdings Limited Level 29, Three Pacific Place 1 Queen’s Road East Wanchai, Hong Kong
with a copy to:
		Tencent Building, Keji Zhongyi Avenue, Hi-tech Park, Nanshan District, Shenzhen 518057, PRC	/	******@tencent.com ******@tencent.com

Eastern Bell International II Limited	Huang Xun (黄恂)	7C, East Hope Plaza, No.1777 Century Avenue, Pudong, Shanghai, PRC	******	******@ebvc.com.cn

Eastern Bell V Investment Limited	Huang Xun (黄恂)	7C, East Hope Plaza, No.1777 Century Avenue, Pudong, Shanghai, PRC	******	******@ebvc.com.cn

Genesis Capital I LP,	Ryan Szeto	Room 1517, 15/F, 100 Queen’s Road Central Central, Hong Kong SAR	******	******@gcfunds.com

All-Stars PESP II Limited	Weidong Ji	Suite 2103 Two Exchange Square, Central, Hong Kong.	******	******@allstarsinvestment.com

All-Stars SP VIII Limited	Weidong Ji	Suite 2103 Two Exchange Square, Central, Hong Kong.	******	******@allstarsinvestment.com

All-Stars SP VI Limited	Weidong Ji	Suite 2103, 21/F, Two Exchange Square, Central, Hong Kong	******	******@allstarsinvestment.com

International Finance Corporation	Global Head, IFC Venture Capital	International Finance Corporation 2121 Pennsylvania Avenue, N.W. Washington, D.C. 20433 United States of America	******	/

TYP Holdings, LLC	Tao Li	650 Fifth Avenue, Suite 3301 New York, NY 10019	******	******@tengyuepartners.com

Teng Yue Partners Master Fund, LP	Tao Li	650 Fifth Avenue, Suite 3301 New York, NY 10019	******	******@tengyuepartners.com

Teng Yue Partners RDLT, LP	Tao Li	650 Fifth Avenue, Suite 3301 New York, NY 10019	******	******@tengyuepartners.com

IFC Catalyst Fund, LP	Fund Head, IFC Catalyst Fund, LP	IFC Asset Management Company, 2121 Pennsylvania Avenue NW, Washington D.C. 20433, United States of America	******	******@ifc.org ******@ifc.org

IFC Global Emerging Markets Fund of Funds, LP	Fund Head, IFC Global Emerging Markets Fund of Funds, LP	IFC Asset Management Company, 2121 Pennsylvania Avenue NW, Washington D.C. 20433, United States of America	******	******@ifc.org ******@ifc.org

GC GEM Co-investment Limited	Head, Fund of Funds with a copy to: Ryan Szeto	2121 Pennsylvania Avenue NW, Washington D.C. 20433 with a copy to: c/o Mourant Ozannes Corporate Services (Cayman) Ltd, 94 Solaris Avenue, Camana Bay, PO Box 1348, Grand Cayman KY1-1108	******	******@ifc.org ******@ifc.org ******@gcfunds.com

Hillhouse TCA TRK Holdings Limited	Liming Huang	北京市朝阳区新源南路3号平安国际金融中心 B 座 27 层 Floor 27, Building B, PingAn International Financial Center, Chaoyang, Beijing 100027, PRC	******	******@hillhousecap.com cc: ******@hillhousecap.com

Hillhouse TRK-III Holdings Limited	Liming Huang	北京市朝阳区新源南路3号平安国际金融中心 B 座 27 层 Floor 27, Building B, PingAn International Financial Center, Chaoyang, Beijing 100027, PRC	******	******@hillhousecap.com cc: ******@hillhousecap.com

Techgiant Limited	Jackson Junjie He	Unit 8205B, Level 82, International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong	******	******@hkranklink.com

Baidu Capital L.P.	武文洁 Wenjie Wu	Room 2705, Block A, Fuxing SOHO plaza, No. 388 Madang Road, Huangpu District, Shanghai, 200025, China.	******	******@baiducapital.com

Truck Work Logistics Information Co. Ltd	王刚 Gang Wang	No. 15Junxi Bieshu Liting, Wanke Liangzhu Culture Village, Yuhang District, Hangzhou, Zhejiang Province (浙江省杭州市余杭区万科良渚文化村郡西别墅礼庭15号)	******	******@qq.com ******@qq.com

LIGHTSPEED VENTURE PARTNERS SELECT II, L.P.	Christopher Schaepe	2200 Sand Hill Road, Suite 100, Menlo Park, CA 94025 USA	******	******@lsvp.com

Lightspeed China Partners I, L.P.	Lightspeed China Partners (光速中国创业投资有限公司)	No.2105, Floor 21, Xinmao Mansion, No.233 Taicang Road, Shanghai (上海市太仓路233号新茂大厦21层2105室)	******	/

Lightspeed China Partners I-A, L.P.	Lightspeed China Partners (光速中国创业投资有限公司)	No.2105, Floor 21, Xinmao Mansion, No.233 Taicang Road, Shanghai (上海市太仓路233号新茂大厦21层2105室)	******	/

SCC GROWTH IV 2018-H, L.P.	Eva Ip	Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman, KY1-1111, Cayman Islands c/o Suite 3613, 36/F, Two Pacific Place, 88 Queensway, Hong Kong	******	******@sequoicap.com

SCC Venture V Holdco I, Ltd.	Eva Ip	Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman, KY1-1111, Cayman Islands c/o Suite 3613, 36/F, Two Pacific Place, 88 Queensway, Hong Kong	******	******@sequoicap.com

Capital Champion Holdings Limited	李秀涛 Li Xiutao	Mansion No.2,Ocean Crown,Plot No.3,Wangjing East Park,Chaoyang District,Beijing,China	******	******@hxcentury.com

Xiang He Fund I, L.P.	Hesong Tang	PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands	******	******@xianghecap.com

GGV Capital VI L.P.	Stephen Hyndman, (With a copy to Jixun Foo)	3000 Sand Hill Road, Building 4, Suite 230, Menlo Park, CA 94025 (With a copy to Unit 3501, IFC II, 8 Century Avenue, Pudong District, Shanghai 200120, P.R.C.)	******	Email: ******@ggvc.com (With a copy to ******@ggvc.com)

GGV Capital VI Entrepreneurs Fund L.P.	Stephen Hyndman, (With a copy to Jixun Foo)	3000 Sand Hill Road, Building 4, Suite 230, Menlo Park, CA 94025 (With a copy to Unit 3501, IFC II, 8 Century Avenue, Pudong District, Shanghai 200120, P.R.C.)	******	Email: ******@ggvc.com (With a copy to ******@ggvc.com)

CMC Scania Holdings Limited	Han Gao, Legal Director (With a copy to: Alex Chen, Partner; Wei Choy Lee, Partner With a copy to (which shall not constitute notice): William Fong, Partner)

Suite 302, 3/F, Cheung Kong Centre, No. 2 Queen’s Road Central, Hong Kong

(With a copy to: 13/F, South Tower, Beijing Kerry Center, No.1 Guang Hua Road, Chaoyang District, Beijing 100020

With a copy to (which shall not constitute notice): 9th Floor, Central Tower, 28 Queen’s Road Central, Hong Kong)

			******	******@cmccap.com (With a copy to: ******@cmccap.com; ******@cmccap.com With a copy to (which shall not constitute notice): ******@whitecase.com)

Sunshine Logistics Investment Limited	Huang Xin	Suite 3501 K Wah Centre, 1010 Huaihai Road (M), Shanghai	******	/

Nanjing Ai De Fu Luo Na Information Technology Investment Partnership (Limited Partnership)	Li Bo (李勃)	7/F Ai De Business Centre, No. 16 Da Jian Yin Lane, Gulou District, Nanjing, PRC (中国南京市鼓楼区大锏银巷16号爱德商务中心七楼 )	******	******@vip.sina.com

Internet Fund IV Pte. Ltd.	Giri Mudeliar; Steven Boyd; Edward Lei	8 Temasek Boulevard #32-02, Suntec Tower Three, Singapore (038988)	******	******@tigerglobal.com; ******@tigerglobal.com; ******@tigerglobal.com

SVF Truck (Singapore) Pte. Ltd.	Legal Team	138 Market Street #27-01A, Capitagreen, Singapore 048946	******	******@softbank.com

Propitious Morningstar Limited	Ren Xuefeng（任雪峰）	Room 606, Building A of Yuhui Masion, No.73 Fucheng Road, Haidian District, Beijing (北京市海淀区阜成路73号裕惠大厦A座606)	******	******@chinareformfund.com.cn

China Internet Investment Fund (Limited Partnership) (中国互联网投资基金（有限合伙）)	Chen Tong（陈通）	China Internet Investment Fund, Building No. 20, Tianning Yihao Industrial Park, No.16 Lianhuachi East Road, Xicheng District, Beijing (北京市西城区莲花池东路16号 天宁一号产业园20号楼 中国互联网投资基金)	******	******@ciifund.cn

Kite Holdings, LLC	Colby Clark, Oise Akhigbe	Farallon Capital Management, L.L.C. One Maritime Plaza, Suite 2100 San Francisco, CA 94111 USA Attn: Operations	******	******@faralloncapital.com ******@faralloncapital.com ******@faralloncapital.com

CapitalG LP	Jeremiah Gordon	1600 Amphitheatre Parkway, Mountain View, California 94043	******	******@capitalg.com

Scottish Mortgage Investment Trust plc	Linda Lin Peter Singlehurst Keith Borrows Christopher Smith Eilidh Gillanders	c/o Baillie Gifford & Co, 1 Greenside Row, Edinburgh EH1 3AN, United Kingdom	******	******@bailliegifford.com ******@bailliegifford.com ******@bailliegifford.com ******@bailliegifford.com ******@bailliegifford.com

WF ASIAN RECONNAISSANCE FUND LIMITED	Vineet Mitera, Graham Ernst, Marcus Ng, Anubhav Kaul, Sihan Chen	c/o Ward Ferry Management Limited, 2608, 26th Floor, Two Exchange Square Central, Hong Kong	******	******@wardferry.com; ******@wardferry.com; ******@wardferry.com; ******@wardferry.com

DYNAMIC MOVE INVESTMENTS LIMITED	LIU Qianqian	Taikang International Tower Podium Building, No. 4 Wudinghou Street, Xicheng District, Beijing, China	******	******@abci.net.cn

GSR VENTURES VI (SINGAPORE) PTE. LTD.	Allen Zhu, Hweiying Leong, Siting Han	245 Lytton Avenue, Suite 350,Palo Alto, CA 94301, USA	******	******@gsrventures.cn, ******@gsrventures.com, ******@gsrventures.cn

Shanghai Shengjia Xinlue Investment Center LLP(上海盛嘉欣略投资中心（有限合伙）)	Zhenni Li	Unit 701, East Tower, World Financial Center, 1 Dong San Huan Middle Road, Chaoyang District, Beijing, China P.R.	******	******@riverheadcapital.cn

Best Will Project Company Limited	Wendy Wong	1111, 11/F, New World Tower I, 18 Queens Road Central, Hong Kong	******	******@nwd.com.hk cc: ******@nwd.com.hk

Woodbury Capital Management Limited	Cherie Chuck	34/F, New World Tower 1, Queen’s Road Central, Hong Kong	******	******@nwd.com.hk

Jade Orchid Limited	Jiang Chao(江超)	Building D, Xixi Creative Industrial Park, No. 683 of Wen’er West Road, Xihu District, Hangzhou, Zhejiang Province (浙江省杭州市西湖区文二西路683号西溪创意产业园 D幢)	******	******@aliyun.com

Rose World Capital Limited	Akuei SHIH	FLT D 1/F BLK 7 PARC VERSAILLES, 8 MUI SHUE HANG RD, SHUI WAI, TAI PO NT, HONG KONG	******	******@racapital.cn

North Land Global Limited	Carmen Ho / Alice Yap	10 Toh Guan Road #04-11 (Level 4B) DBS Asia Gateway Singapore 608838	******	******@dbs.com, ******@dbs.com

Super Trolley Investment Limited/ Super Mini Investment Limited/ Super Kar Investment Limited/ Super Van Investment Limited/ Super Truck Investment Limited	Gang Wang (王刚)	No. 15Junxi Bieshu Liting, Wanke Liangzhu Culture Village, Yuhang District, Hangzhou, Zhejiang Province (浙江省杭州市余杭区万科良渚文化村郡西别墅礼庭15号)	******	******@qq.com ******@qq.com

Guiyang Venture Capital Co., Ltd.(贵阳市创业投资有限公司)	Ke Zhu (朱科)	10th Floor B Tower China Aluminum Sci&Tech Building, No.2 JingZhu Road, GuanShanhu District, Guiyang City, GuiZhou Province, China	******	******@gyiig.com

Tyrus-DA Global Sharing Economy No.2	1. Danny Song 2. Boxing Wang	1. 2nd Floor, 39 Teheran-ro 87-gil, Gangnam-gu, Seoul, South Korea 06166 2. Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands	****** ******	******@tyrusholdings.com ******@duocapital.co

Artist Growth Opportunity Fund I LP, Artist Growth Opportunity I LP	Denise Sadowski	20 West 55th Street, 11th Floor, New York, NY 10019	******	******@artistcapital.com

Clouse S.A. acting for the account of its compartment 27	The Directors	5, Heienhaff L-1736 Senningerberg Luxembourg	******	******@sannegroup.com

Star Beauty Global Limited	Wong Man Chai	23 Floor Star River Hotel, No. 1 Panyu Road North, Panyu District, Guangzhou 511430, China	******	******@star-river.com

Fortune Nice International Limited	Huang Xiao Fang	Room 1401, Building 6, Xinghewan Garden, Panyu Avenue, Panyu District, Guangzhou, Guangdong Province	******	******@qq.com

Ning Zhang	Fan Zhengmei	******	******	******@rachem.com

PESP VIII Limited	Weidong Ji	Suite 2103 Two Exchange Square, Central, Hong Kong	******	******@allstarsinvestment.com

SEQUOIA CAPITAL GLOBAL GROWTH FUND III – 2020-B, L.P.	Finance Department	2800 Sand Hill Road, Suite 101, Menlo Park, CA 94205, U.S.A.	******	******@sequoiacap.com

SEQUOIA CAPITAL GLOBAL GROWTH FUND III – ENDURANCE PARTNERS, L.P.	Finance Department	2800 Sand Hill Road, Suite 101, Menlo Park, CA 94205, U.S.A.	******	******@sequoiacap.com

Permira PGO1 SPV Limited	The Directors	C/O AlterDomus, First Floor, Albert House, South Esplanade, St. Peter Port, Guernsey. GY1 1AJ	******	******@alterdomus.com ******@permira.com ******@permira.com ******@permira.com

Fidelity China Special Situations PLC; Fidelity Investment Funds; Fidelity Funds; Quilter Investors OEIC; ERI-BayernInvest-Fonds Aktien Asien	FIL Investment Legal	21/F, Two Pacific Place, 88 Queensway, Admiralty, Hong Kong	******	******@fil.com